276544406 v1 1 of 42 NHSc’s and ChromaDex’s Initials_________________ CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. AMENDED AND RESTATED SUPPLY AGREEMENT THIS AMENDED AND RESTATED SUPPLY AGREEMENT (this "Agreement") is made as of the 10th of October, 2022 by and between Société des Produits Nestlé SA, a société anonyme organized under the laws of Switzerland, with principal offices located at Avenue Nestlé 55, 1800 Vevey, Switzerland (“NHSc”) and ChromaDex Inc., a California corporation with principal offices located at 10900 Wilshire Boulevard, Suite 600, Los Angeles, CA 90024, USA (“ChromaDex”). NHSc and ChromaDex are individually referred to herein as a “Party” and collectively as the “Parties.” R E C I T A L S WHEREAS, ChromaDex and NESTEC Ltd., an Affiliate (defined below) of NHSc (“NESTEC”), previously entered into a Supply Agreement, dated December 19, 2018 (the “Original Supply Agreement”) pursuant to which NESTEC agreed to purchase certain NR Product (as defined in the Original Supply Agreement) to develop, market, promote, sell, and distribute certain products to consumers incorporating the NR Product; WHEREAS, subsequent to the date of the Original Supply Agreement, NESTEC was merged with and into NHSc, and as a result thereof, NHSc became the successor-in-interest to NESTEC with respect to the Original Supply Agreement; WHEREAS, ChromaDex and NHSc now desire to replace and supersede the Original Supply Agreement in its entirety with this Agreement in order to account for, among other things, the changes in NHSc’s brand portfolio specifically with regard to dietary supplements and the inclusion of rights to sell NRCL as a supplement; WHEREAS, ChromaDex is the owner or exclusive licensee of certain intellectual property rights related to various compounds and ingredients, including Nicotinamide Riboside Chloride (“NRCL”); and WHEREAS, ChromaDex desires to sell NRCL to NHSc and NHSc desires to purchase NRCL from ChromaDex on behalf of the NHSc Parties (defined below) who will develop, market, promote, sell, and distribute Approved Products (defined below) pursuant to the terms and conditions contained in this Agreement. NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows. 1. Definitions. EXHIBIT 10.6

276544406 v1 2 of 42 NHSc’s and ChromaDex’s Initials_________________ As used in this Agreement, the following terms have the meanings specified below: “AAA” shall have the meaning set forth in Section 21.3.6a). “Active Ingredient” shall mean biologically active substances or compounds that have therapeutic effect including those that may impact the structure or function of the body such as Dietary Supplements. “Additional Minimum Commitment” shall have the meaning set forth in Section 10.2.2. “Additional Term” shall have the meaning set forth in Section 10.1. “Affiliate” shall mean, with respect to a Party, any Person that controls, is controlled by, or is under common control with such Party. A Person shall be deemed to be in control of another entity (“Controlled Entity”) if the former owns directly or indirectly at least fifty percent (50%) of the outstanding voting equity of the Controlled Entity (or some other majority equity or ownership interest exits, in the event that such Controlled Entity is other than a corporation). “Allowable Deductions” shall have the meaning set forth in Section 4.7.1. “Applicable Law” shall mean any domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority applicable to the terms, conditions, promises, performances, obligations, and rights related to this Agreement. “Approved Products” shall mean product of a Permitted Product Type (as defined herein) sold under one of the NHSc Brands. “Arbitrator” shall have the meaning set forth in Section 21.3.6b). “Award” shall have the meaning set forth in Section 21.3.6d). “Binding Forecast” shall have the meaning set forth in Section 4.2. “Candidates” shall have the meaning set forth in Section 21.3.6b). “Change of Control” shall mean with respect to a Party, any Person having acquired, in any single transaction or series of related transactions, whether by way of merger, consolidation, purchase, or in any other manner, (i) securities of the Party or its Controlling Affiliate representing

276544406 v1 3 of 42 NHSc’s and ChromaDex’s Initials_________________ [***] percent ([***]%) or more of either the combined voting power or ownership interest thereof, (ii) [***] percent ([***]%) or more of the profit/loss participation in the Party or its Controlling Affiliate, or (iii) control of the Party or its Controlling Affiliate. “ChromaDex” shall have the meaning set forth in the preamble. “ChromaDex Brand Usage Guidelines” the brand usage guidelines attached hereto as Exhibit A – ChromaDex Brand Usage Guidelines, and incorporated herein in full by this reference and subject to the terms and conditions of Section 7 (ChromaDex Trademarks), which set forth the rules and guidelines pertaining to the proper use of the ChromaDex Trademarks, which may be amended by ChromaDex no more than once per Contract Year, in ChromaDex’s reasonable discretion. If the ChromaDex Brand Usage Guidelines are supplemented or amended, a supplemented or amended version thereof shall be promptly provided to NHSc, and NHSc shall thereafter have the obligation to ensure that the NHSc Parties are in compliance with ChromaDex’s then current ChromaDex Brand Usage Guidelines after a reasonable transition period subject to the terms set forth in Section 7. “ChromaDex’s Facility” shall have the meaning set forth in Section 4.3. “ChromaDex Indemnitees” shall have the meaning set forth in Section 15.1. “ChromaDex IP” shall have the meaning set forth in Section 9.5. “ChromaDex NRCL Trade Secrets” shall have the meaning set forth in Section 9.1. “ChromaDex Parties” shall mean ChromaDex, Inc. and its Affiliates. “ChromaDex Trademarks” shall mean the trademarks and logos owned by the ChromaDex Parties incorporating the name, mark, and/or brand of NRCL as shown in the ChromaDex Brand Usage Guidelines. “Claim” shall have the meaning provided in Section 15.1. “Collaboration IP” shall have the meaning set forth in Section 9.4. “Confidential Information” shall have the meaning set forth in Section 20.1. “Contract Year” shall mean, with respect to the first Contract Year, the period commencing on the Effective Date and ending on December 31, 2022 (the “First Contract Year”) and, with respect to each Contract Year thereafter, the full calendar year.

276544406 v1 4 of 42 NHSc’s and ChromaDex’s Initials_________________ “Controlling” possession, directly or indirectly, through one (1) or more intermediaries, of the power to direct or cause the direction of management and policies of a Party, whether through ownership of voting securities, by contract or otherwise. “Delivery Date” shall have the meaning set forth in Section 5.1. “Dietary Supplements” shall have the meaning specified in the Dietary Supplement Health and Education Act [21 U.S.C. § 321(ff)] or in any equivalent foreign laws or regulations (under drug or food administrative frameworks) in applicable jurisdictions outside the United States. “Disclosure Purpose” shall have the meaning set forth in Section 9.1. “Dispute” shall have the meaning set forth in Section 21.3.1. “Dispute Notice” shall have the meaning set forth in Section 4.9.1. “Disputed Amount” shall have the meaning set forth in Section 4.9.1. “Disputing Party” shall have the meaning set forth in Section 4.9.1. “Distribution Rights” shall have the meaning set forth in Section 3.4.1. “Downward Price Adjustment” shall have the meaning set forth in Section 4.1.4. “Early Termination” shall have the meaning set forth in Section 10.4. “Exclusivity Exclusion Notice” shall have the meaning set forth in Section 3.4.2. “Exempt Sales” shall have the meaning set for in Section 4.1.3. “Force Majeure Event” shall have the meaning set forth in Section 14. “Functional Food and Beverages” shall mean a food or beverage that is intended to convey a health benefit to consumers by including a herb, vitamin, mineral, protein or amino acids ingredients. “Geographic Territory(ies)” shall mean any country within the Territory, except the US Territories.

276544406 v1 5 of 42 NHSc’s and ChromaDex’s Initials_________________ “Good Manufacturing Practices” shall mean, with respect to an Approved Product, the current and any future good manufacturing practices and quality system regulations promulgated by the USFDA, and if the Approved Product is manufactured or sold outside of the Unites States, the current and any future good manufacturing practices and quality system regulations set forth by the USFDA or higher standards if and as applicable in the country in which the Approved Product is manufactured or sold. “Grace” shall have the meaning set forth in Section 4.1.3. “Gross Sales Price” has the meaning set forth in Section 4.7. “Informal Dispute Resolution Deadline” shall have the meaning set forth in Section 21.3.5. “Ingredient Combination Exclusions” shall have the meaning set forth in Section 3.4.1(ii). “Ingredient Combination Exclusions- U.S. Territory” shall have the meaning set forth in Appendix D. “Initial Minimum Commitment” shall have the meaning set forth in Section 10.2.1. “Initial Purchase Commitment” shall have the meaning set forth in Section 4.1.1. “Initial Purchase Payment” shall have the meaning set forth in Section 4.1.1. “Initial Term” shall have the meaning set forth in Section 10.1. “JAMS” shall have the meaning set forth in Section 21.3.6a). “Joint Steering Committee” shall have the meaning set forth in Section 9.3. “Launch Plan Notice” shall have the meaning set forth in Section 3.5. “Limited License” shall have the meaning set forth in Section 9.5. “Medical Nutrition” shall mean (a) a specialized nutrition product that serves as a nutritional solution for the dietary management of a specific health condition to be used under medical supervision; (b) a “medical food,” as defined in Section 5(b) of the Orphan Drug Act (21 U.S.C. 360ee(b)(3)) and 21 CFR 101.9(j)(8) as of the Effective Date; (c) a “dietary food for special medical purposes” as defined in Directive 1999/21/EC of the European Parliament and of the Council as of the Effective Date; or (d) any food product substantially equivalent to the preceding (a), (b) or (c) under any Applicable Law in any other jurisdiction to be used under medical supervision.

276544406 v1 6 of 42 NHSc’s and ChromaDex’s Initials_________________ “MFN Difference” shall have the meaning set forth in Section 4.1.3. “Multi-Ingredient Dietary Supplements” shall mean Dietary Supplements consisting of NRCL in combination with another vitamin, mineral, herb, protein or Active Ingredient. “NAD Precursor” shall mean a substance or process (excluding tryptophan, niacin and niacinamide) by which Nicotinamide Adenine Dinucleotide in any way or form (“NAD”) is created. “NESTEC” shall have the meaning set forth in the preamble. “Net Sales” shall have the meaning set forth in Section 4.7. “New ChromaDex IP” shall have the meaning set forth in Section 9.6.1. “New NHSc IP” shall have the meaning set forth in Section 9.6.2. “NHSc” shall have the meaning set forth in the preamble. “NHSc Brands” shall mean the brands listed on Exhibit B – NHSc Brands, attached hereto and incorporated herein in full by this reference, as well as any newly acquired or developed brands of NHSc or its Affiliates after the Effective Date that are approved by ChromaDex in writing to supplement Exhibit B - NHSc Brands, such approval not to be unreasonably withheld, conditioned, or delayed. “NHSc Grounds for Rejection” shall have the meaning set forth in Section 3.4.2. “NHSc Indemnitees” shall have the meaning set forth in Section 15.2. “NHSc Parties” shall mean NHSc and its Affiliates. “NRCL” shall have the meaning set forth in the recitals and described in the Specifications. “Permitted Product Type” shall mean a product for human consumption that satisfies all of the following: (a) falls into any of the Product Categories; (b) complies with all Applicable Law and Good Manufacturing Practices; (c) combines at least [***] ([***]) milligrams of NRCL per day (unless NHSc and ChromaDex mutually agree otherwise in advance in writing) with another Active Ingredient or protein; and (d) is none of the following: (i) any single ingredient dietary supplement or foreign equivalent that contains only NRCL, (ii) any prescription or non- prescription drug, including over-the-counter drugs, (iii) pet food, or (iv) infant formula.

276544406 v1 7 of 42 NHSc’s and ChromaDex’s Initials_________________ “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other legal entity or organization. “Persona Purchase Agreement” shall mean that certain separate Supply Agreement, dated December 20, 2019 (the “Persona Effective Date”) by and between ChromaDex and Vitaminpack Inc. regarding the sale and purchase of capsulated NRCL for a single ingredient Dietary Supplement sold to consumers under the PERSONA brand. None of the NHSc products manufactured or sold pursuant to the Persona Purchase Agreement shall be considered Approved Products hereunder and nothing contained in this Agreement shall amend or modify the Persona Purchase Agreement in any manner. Notwithstanding the foregoing, NRCL purchased under the Persona Purchase Agreement shall be applicable to and included in the calculation of the Supply Price and the Sales Bonus. “Persona Sales” mean sales of capsulated NRCL products made pursuant to the Persona Purchase Agreement. “Price Adjustment” shall have the meaning set forth in Section 4.1.4. “Product Categories” shall mean Medical Nutrition, Functional Food and Beverages, and Multi-Ingredient Dietary Supplements. “Product Materials” shall have the meaning set forth in Section 7.4. “Product Sales” shall have the meaning set forth in Section 3.5.2. “Purchase Order” shall have the meaning set forth in Section 4.3 “Quality Standards” shall have the meaning set forth in Section 11.1.7. “Regulatory Approval” shall have the meaning set forth in Section 3.7. “Reporting Period” shall have the meaning set forth in Section 4.7.2. “Royalty” shall have the meaning set forth in Section 4.6. “Royalty Threshold” shall have the meaning set forth in Section 4.6(a). “Rules” shall have the meaning set forth in Section 21.3.6a). “Sales Bonus” shall have the meaning set forth in Section 4.8. [***] shall have the meaning set forth in Section 6.6.

276544406 v1 8 of 42 NHSc’s and ChromaDex’s Initials_________________ “Sell-Off Period” shall have the meaning set forth in Section 10.5.2. “Specifications” shall mean the specifications applicable to NRCL set forth on Exhibit C – NRCL Specification, attached hereto and incorporated herein in full by this reference, which may be amended from time to time by ChromaDex. For any material modifications to the Specifications, ChromaDex shall provide [***] prior written notice thereof to NHSc (and NHSc shall be obligated to advise the other NHSc Parties thereof). Any material modifications to the Specifications that materially impact efficacy, consistency or taste shall require the advance written approval of NHSc, such approval not to be unreasonably withheld, conditioned, and/or delayed. “Statements” shall have the meaning set forth in Section 4.7.2. “Stock Purchase Agreement” shall have the meaning set forth in Section 2.1. “Supply Price” shall have the meaning set forth in Section 4.1.2. “Term” shall have the meaning set forth in Section 10.1. “Territory” means the entire world excluding Territory Exclusions and Ingredient Combination Exclusions. “Territory Exclusions” shall have the meaning set forth in Section 3.4.1(i). “Total Forecast” shall have the meaning set forth in Section 4.2. “Transfer” shall have the meaning set forth in Section 17. “Upward Price Adjustment” shall have the meaning set forth in Section 4.1.4. “US Territories” shall mean Puerto Rico, Guam, U.S. Virgin Islands, American Samoa, and Northern Mariana Islands. 2. Conditions Precedent to Grant of Rights and Execution of This Agreement. 2.1 The effectiveness of this Agreement shall be subject to the execution and delivery of a stock purchase agreement by and between the Parties pursuant to which NHSc shall agree to make a cash investment in ChromaDex in the amount of Five Million United States Dollars (USD$5,000,000.00) (the “Stock Purchase Agreement”). The date this Agreement and the Stock Purchase Agreement are fully executed shall be the “Effective Date” of this Agreement.

276544406 v1 9 of 42 NHSc’s and ChromaDex’s Initials_________________ 2.2 Until this Agreement becomes effective, the terms and conditions set out in the Original Supply Agreement shall apply to all sales and purchases effected prior to the Effective Date of this Agreement. Following the Effective Date of this Agreement, the terms and condition hereof shall become effective and supersede the terms of the Original Supply Agreement. 3. Supply and Use. 3.1 Supply. Throughout the Term, the NHSc Parties shall exclusively purchase from ChromaDex NRCL for use with the Permitted Product Types in accordance with the specific terms and conditions contained herein and ChromaDex shall supply to the NHSc Parties, as applicable, on a non-exclusive basis, NRCL for use with Approved Products. 3.2 Exclusivity and Non-Exclusivity. NHSc shall ensure that (i) each of the NHSc Parties purchase all NRCL exclusively from ChromaDex and (ii) none of the NHSc Parties or their Affiliates shall purchase NRCL from any Person other than ChromaDex pursuant to this Agreement. Nothing contained herein shall limit the ChromaDex Parties’ ability to sell any other compound, molecule, or ingredient anywhere in world or to any Person, including without limitation NRCL and/or any other NAD Precursor. The NHSc Parties’ right to sell and distribute the Permitted Product Type in the Territory shall be non-exclusive and none of the NHSc Parties nor any of their Affiliates shall market, sell, or distribute any products containing NRCL anywhere in the world unless they are Approved Products sold pursuant to the terms and conditions contained in this Agreement. 3.3 Reservation of Rights. Other than as specifically set forth in this Agreement, ChromaDex is entitled to develop, manufacture, sell, promote, import, and distribute any items, products, materials and rights in its sole discretion. 3.4 Territory. 3.4.1 The NHSc Parties shall have the right throughout the Term to manufacture, market, distribute, and sell Approved Products throughout the Territory (the “Distribution Rights”). The Distribution Rights shall not include and NHSc hereby agrees that none of the NHSc Parties shall manufacture, market, distribute, and/or sell any product of the Permitted Product Type in any Territory Exclusions or that are comprised of one or more Ingredient Combination Exclusions. (i) The “Territory Exclusions” collectively consist of [***]. (ii) The “Ingredient Combination Exclusions” consist of [***]. 3.4.2 [***] 3.5 Launch Plan Notices. From time to time, but no less than at least once annually following the [***] anniversary of the Effective Date, NHSc shall deliver an updated written launch notification plan (each, a “Launch Plan Notice”). Each Launch Plan Notice shall

276544406 v1 10 of 42 NHSc’s and ChromaDex’s Initials_________________ include information that the Parties reasonably agree is necessary to allow ChromaDex to be informed of the Territories where it shall not pursue plans to grant exclusive marketing, distribution, or sales rights to a third party. The Launch Plan Notice may take the form of the format set out in Exhibit E – Launch Plan Notice Form, attached hereto and incorporated herein in full by this reference, as same may be amended from time to time in the discretion of the Parties, acting reasonably. For the avoidance of doubt, subject to Exhibit D – Territory Exclusions/Ingredient Combination Exclusions and the terms of the Agreement, NHSc shall not be precluded from launching new products or new formulations not included in a prior Launch Plan Notice with the exception where a Regulatory Approval of NRCL and/or an Approved Product is required and has not already been obtained. 3.5.1 Rejection of a Launch Plan Notice. The Parties shall discuss in good faith any objections to a Launch Plan Notice that may be raised by ChromaDex; provided that ChromaDex shall only have a right to deny acceptance of a Launch Plan Notice or any portion thereof if ChromaDex (i) is in discussion with a third party with respect to the grant of exclusivity rights that are inconsistent with the proposed Launch Plan Notice at the time of submission of the Launch Plan Notice (ii) reasonably determines that the Launch Plan Notice is not in compliance with the Brand Usage Guidelines, (iii) reasonably determines that the Launch Plan Notice would not be in compliance with Applicable Law, (iv) reasonably determines that the Launch Plan Notice and the products described therein are inconsistent with the terms of this Agreement; or (v) reasonably determines that the Launch Plan Notice would be inconsistent with the Territory Exclusions, and/or Ingredient Combination Exclusions set forth on Exhibit D – Territory Exclusions/Ingredient Combination Exclusions. If ChromaDex rejects a Launch Plan Notice pursuant to 3.5.1(i) ChromaDex shall have sixty (60) days in which to provide NHSc with a redacted copy of an executed agreement in which it has granted exclusivity to a third party for the portion of the Launch Plan Notice that was rejected (“Exclusivity Grounds”). If ChromaDex rejects a Launch Plan Notice pursuant to the Exclusivity Grounds or one or more of items (ii)-(v) above, NHSc shall ensure that none of the NHSc Parties markets, distributes, and/or sells any Approved Product described in that portion of a rejected Launch Plan Notice. Further in the event of a rejected Launch Plan Notice, the Parties shall work together in good faith to amend any rejected Launch Plan Notice. 3.5.2 Execution of Launch Plan Notice. NHSc shall and shall cause the NHSc Parties to use reasonable efforts to meet the goals set forth in each Launch Plan Notice. With respect to a Geographic Territory, within [***] of the estimated launch date of the Approved Products contained in the Launch Plan Notice for that Geographic Territory, the NHSc Party shall make good faith efforts to market and sell the Approved Product in the ordinary course of trade (“Product Sales”). 3.6 NHSc Brand Requirement. Neither NHSc nor any NHSc Party shall have the right to manufacture, promote, advertise, distribute, or sell any product of a Permitted Product Type unless it is promoted, advertised, distributed, and/or sold solely under a NHSc Brand set forth on Exhibit B – NHSc Brands. NHSc may provide a written request to ChromaDex to include a brand as one of the NHSc Brands which shall require the advance written consent of ChromaDex, not to be unreasonably withheld, conditioned or denied, and shall be deemed granted if ChromaDex fails to respond to a request for approval within [***] of receipt of such request. 3.7 Regulatory Approvals. NHSc shall and shall cause the NHSc Parties to collaborate with ChromaDex to secure the necessary regulatory approvals to manufacture and sell Approved Products in the intended market location(s) set out in each Launch Plan

276544406 v1 11 of 42 NHSc’s and ChromaDex’s Initials_________________ Notice or as otherwise required by Applicable Law. ChromaDex shall own any and all regulatory approvals for NRCL; provided, however, that it is NHSc’s responsibility and obligation to use reasonable commercial efforts to secure all necessary approvals, permits, registrations, and licenses to manufacture and sell the Approved Product in accordance with Applicable Law. Notwithstanding the foregoing, ChromaDex shall in good faith cooperate with NHSc and/or the NHSc Parties, as applicable, to provide, subject to the terms of Sections 9 (Intellectual Property Collaboration), 20 (Confidentiality and Publicity), and 22 (Non- Solicitation, Non-Competition, and Non-Circumvention), available safety and efficacy studies and information and speak with and provide reasonably required, available information to the applicable regulators, it being understood that ChromaDex shall have no obligation to conduct any research or development or create any additional materials. If any regulatory approvals related to a product of a Permitted Product Type(s) or NRCL are required by applicable governmental regulators in order to manufacture or sell an Approved Product (“Regulatory Approval”), obtaining such Regulatory Approval shall be a condition to the NHSc and the NHSc Parties’ manufacture or sale of such Approved Products. 3.8 Approved Product Recall. To the extent that: (a) any governmental authority in the Territory issues a directive or order that any Approved Product be recalled or withdrawn in the Territory; (b) a court of competent jurisdiction orders a recall or withdrawal of any Approved Product in the Territory; or (c) either Party determines than an Approved Product should be recalled or withdrawn voluntarily in the Territory because of a serious risk to human health or death, the Party first learning of such matter or making such determination will promptly notify the other Party thereof in writing. Upon a required recall or withdrawal of any Approved Product in the Territory in accordance with the foregoing, or upon a voluntary recall or withdrawal of any Approved Product in the Territory determined to be conducted by NHSc, NHSc will have the right to conduct any such recall or withdrawal of such Approved Product and ChromaDex shall provide NHSc with all assistance in connection therewith as NHSc may reasonably request. To the extent practical, NHSc shall consult with ChromaDex in relation to the conduct of any Approved Product recall or withdrawal. 4. Purchase Price and Payment. 4.1 Purchase Price. NHSc shall purchase NRCL from ChromaDex at the prices and in the quantities set forth herein. 4.1.1 Initial Purchase. Notwithstanding anything contained herein to the contrary, prior to the end of the First Contract Year, NHSc or its Affiliates shall make [***] ([***]) or more purchases of NRCL in a quantity totaling [***] ([***]) kilograms (the “Initial Purchase Commitment”). The purchase price for the NRCL included in the Initial Purchase Commitment shall be equal to [***] United States Dollars per kilogram (USD$[***]/kg) totaling One Million Nine Hundred Seventy-Five Thousand United States Dollars (USD$1,975,000) (“Initial Purchase Payment”). NHSc or other NHSc Parties shall send ChromaDex one (1) or more Purchase Orders for the Initial Purchase Commitment in accordance with Section 4.3 (Purchase Orders) for delivery during the period commencing on the Effective Date and ending as of the end of the First Contract Year. NHSc shall pay the Initial Purchase Payment in accordance with Section 4.9.2 (Method of Payment) prior to the end of the First Contract Year irrespective of whether NHSc has received physical delivery of the underlying product. In connection with the Initial Purchase Commitment, at NHSc’s written request, the delivery date of the NRCL ordered may be extended under a bill and hold arrangement only if NHSc

276544406 v1 12 of 42 NHSc’s and ChromaDex’s Initials_________________ provides ChromaDex written confirmation for each Purchase Order for the Initial Purchase Commitment under such arrangement that: (i) NHSc has made, pursuant to the Purchase Order, a fixed commitment to purchase the NRCL described therein (ii) the legal title and risk of loss for such NRCL passes to NHSc upon placement into storage, (iii) such NRCL shall be on a bill and hold basis for legitimate business purposes, (iv) NHSc shall identify a fixed delivery date for the NRCL at which time ChromaDex will make the NRCL available at ChromaDex’s Facility (defined below), (v) the bill and hold arrangement does not extend the due date of the Initial Purchase Payment; and (vi) the bill and hold arrangement does not amend or modify any other terms or conditions of this Agreement, including the shelf life of the NRCL which shall be at least [***] calculated from the date of placement into storage. For clarity, ownership and control of the NRCL purchased under the bill-and-hold agreement, will transfer to Nestle at the time it is placed into storage. 4.1.2 Subsequent Purchases. Following satisfaction of the Initial Purchase Commitment, all additional NRCL purchase by NHSc and/or the NHSc Parties under this Agreement in each Contract Year shall be purchased from ChromaDex by Purchase Order consistent with the forecasts outlined in Section 4.2 (Forecasts) at the following prices (“Supply Price”): a. For cumulative purchases of NRCL up to [***] ([***]) metric tons in any Contract Year (after the Initial Purchase Commitment), NHSc shall pay ChromaDex [***] United States Dollars per kilogram (USD$[***]/kg); and b. For any purchases of NRCL over [***] ([***]) metric tons made in any Contract Year (after the Initial Purchase Commitment), NHSc shall pay ChromaDex [***] United States Dollars per kilogram (USD$[***]/kg). Here is an illustration of the computation of the applicable Supply Price: [***] c. The volume of NRCL purchased pursuant to the Persona Purchase Agreement shall be measured in kilograms and such amounts shall be included in the calculation of cumulative NRCL purchases for purposes of determining the appropriate Supply Price and Sales Bonus. The Supply Price provided herein shall not apply to purchases made for Persona pursuant to the Persona Purchase Agreement. 4.1.3 Most Favored Nations. It is the intention of the Parties that no customer of the ChromaDex Parties shall be able to purchase NRCL from the ChromaDex Parties or one (1) or more of their distributors at a price more favorable than the Supply Price offered herein. Excluding the Exempt Sales (as defined below), if any ChromaDex Party sells comparable volumes of NRCL to any customer on more favorable pricing terms than the Supply Price offered herein, where the average price paid by another customer over a [***] period is less than the Supply Price paid by NHSc over the same [***] period (excluding the Initial Purchase Commitment or the amounts paid under the Persona Purchase Agreement) (the “MFN Difference”), ChromaDex shall extend NHSc a credit in the amount of such MFN Difference to be offset against future Purchase Orders. “Exempt Sales” shall include

276544406 v1 13 of 42 NHSc’s and ChromaDex’s Initials_________________ de minimis or small use exemptions, sales for purposes of research, promotional giveaways, samples, and amounts supplied for required registration(s) and/or regulatory compliance. 4.1.4 Supply Price Adjustment. W.R. Grace & Co, a Delaware corporation (along with its successors, assigns, and Affiliates) (collectively, “Grace”) is a significant ChromaDex supplier. In the event that Grace increases the Average Amount (defined below) that ChromaDex is charged by Grace for NRCL, as computed after taking into account any applicable rebates, discounts, royalties, or similar adjustments, ChromaDex shall proportionately increase the amount that NHSc pays ChromaDex for NRCL subject to documentary evidence of such increase (an “Upward Price Adjustment”). By way of example only, if Grace increases its net supply price to ChromaDex by [***] percent ([***]%) for whatever reason, the Supply Price for NHSc shall be increased by [***]percent ([***]%). In the event that Grace decreases the Average Amount that ChromaDex is charged by Grace for NRCL for any reason (for example because of a manufacture or process improvement), as computed after taking into account any applicable rebates, discounts, royalties, or similar adjustments, ChromaDex shall proportionately decrease the amount that NHSc pays ChromaDex for NRCL subject to documentary evidence of such decrease (a “Downward Price Adjustment” and collectively with an Upward Price Adjustment, a “Price Adjustment”). By way of example only, if Grace decreases its net supply price to ChromaDex by [***] percent ([***]%) for whatever reason, the Supply Price for NHSc shall be decreased by [***] percent ([***]%). Neither the Initial Purchase Commitment nor any purchases made under the Persona Purchase Agreement are subject to any Price Adjustments or included in the calculation of the Average Amount. The Average Amount shall be the average amount Grace charges ChromaDex for NRCL calculated over a twelve-month period commencing [***] and computed annually for every [***] period thereafter for the period of [***] through [***] (“Average Amount”). No Price Adjustment or credit of the MFN Difference, if any, shall be made until [***] and any Price Adjustments thereafter, if any, may be made on [***] of each year thereafter and shall be reflected in the Supply Price for periods for the relevant 12 month period in which the adjustment is made. Any Price Adjustment, to the extent applicable, shall be reflected in Purchase Orders issued after the [***] commencement. ChromaDex shall furnish to NHSc, at the time that any Price Adjustment is proposed, such supporting documentation as may be necessary to evidence any increase or decrease in pricing that is included in any Price Adjustment. For the avoidance of doubt, Price Adjustments shall be based on all pricing charged by Grace to ChromaDex during the relevant periods 4.2 Forecasts. Beginning [***] prior to the date on which the Initial Purchase Commitment is fulfilled and [***] thereafter, NHSc shall provide to ChromaDex good faith projections of the quantity of NRCL that NHSc may order (on its behalf and on behalf of the NHSc Parties) each month for a [***] period (the “Total Forecast”). Such Total Forecast shall be stated cumulatively among all Approved Products. The first half of the Forecast (consisting of [***]) shall be binding on NHSc (the “Binding Forecast”) and NHSc shall be obligated to purchase the amounts sets forth in the Binding Forecast. NHSc acknowledges that ChromaDex will only maintain sufficient inventory and manufacturing capacity to produce up to the quantity in the timeframes set forth in the Binding Forecast and ChromaDex shall have no obligation to supply NRCL in quantities in excess of that amount except as noted below in Section 4.3 (Purchase Orders).

276544406 v1 14 of 42 NHSc’s and ChromaDex’s Initials_________________ 4.3 Purchase Orders. From time to time consistent with the Binding Forecast, NHSc shall submit to ChromaDex a binding purchase order, which will specify, among other things, (i) quantity of NRCL ordered, (ii) applicable Supply Price, and (iii) date ChromaDex shall make such order of NRCL available for pick up at the ChromaDex Facility (which shall be no less than [***] from the date of the Purchase Order) (the “Purchase Order”). ChromaDex shall not reject any Purchase Order that is issued in accordance with the Binding Forecast. Any quantities ordered on a Purchase Order in excess of the Binding Forecast shall only be accepted in the event ChromaDex has sufficient capacity to meet the demand and the Parties will collaborate and mutually agree to timely delivery of quantities ordered in excess of the Binding Forecast. If NHSc submits a Purchase Order in excess of the Binding Forecast, ChromaDex will use its reasonable good faith efforts to meet such demand, but reserves the right to reject those portions of the Purchase Order that exceed the Binding Forecast. ChromaDex will issue an invoice upon making the NRCL available for pick up. ChromaDex will fulfill accepted Purchase Orders within the requested timeframe (barring any Force Majeure Events). Except in the case of NRCL that is purchased for product development purposes (for which the purchase quantity may be no less than [***] ([***]) kilogram), the minimum Purchase Order quantity shall be [***] ([***]) kilograms and minimum pack size shall be [***] ([***]) kilograms. All NRCL supplied hereunder shall have a minimum remaining shelf life of [***] upon availability at ChromaDex’s Facility. All NRCL will be made available for pick up at the facility designated by ChromaDex from time to time (“ChromaDex’s Facility”). ChromaDex agrees to reserve sufficient capacity to supply NHSc and the NHSc Parties the products covered by the Initial Purchase Commitment during the first [***] of this Agreement. 4.4 Conflicts. Any terms contained in any Purchase Order which are inconsistent with the terms of this Agreement shall be excluded and are of no force and effect. In the event of a conflict between the terms of this Agreement and a Purchase Order, the terms of this Agreement shall prevail. 4.5 Supply Price Payment. Except for the Initial Purchase Payment, NHSc shall pay the total Supply Price specified on the Purchase Order and take possession of the NRCL covered by a Purchase Order within [***] after the date ChromaDex makes the NRCL available for pick up at ChromaDex’s Facility. 4.6 Royalty. In addition to any amount payable in relation to the Initial Purchase Commitment and the Supply Price due and payable under Section 4.3 (Purchase Orders), during the Term, NHSc shall further pay ChromaDex a royalty based on a percentage of the Net Sales determined as follows (the “Royalty”): a. NHSc shall pay ChromaDex [***] percent ([***]%) of Net Sales until Net Sales plus Persona Sales equal [***] United States Dollars (USD$[***]) (the “Royalty Threshold”). b. Thereafter, NHSc shall pay ChromaDex [***] percent ([***]%) of any Net Sales generated in excess of the Royalty Threshold. For the avoidance of doubt, no Royalty shall be payable by NHSc on products sold under the Persona Purchase Agreement.

276544406 v1 15 of 42 NHSc’s and ChromaDex’s Initials_________________ 4.7 Net Sales. “Net Sales” shall be calculated as the Gross Sales Price invoiced by NHSc or NHSc Parties to third parties for sales of the Approved Products, less only (a) taxes included in the Gross Sales Price, if any, and (b) Allowable Deductions. “Gross Sales Price” shall mean all invoiced sales of Approved Products without offset, deduction, or allowances. 4.7.1 “Allowable Deductions” shall include only: (a) sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors, rejected goods, damaged or defective goods, recalls, or returns; (b) rebates, chargeback rebates, compulsory rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of such Approved Product to third parties; (c) adjustments arising from consumer discount programs or other similar programs; (d) customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes); and (e) charges for packing, freight, shipping and insurance (to the extent that NHSc bears such cost). (f) Allowable Deductions shall be calculated by NHSc consistent with its ordinary practice and in accordance with International Financial Reporting Standards, and NHSc shall not calculate Allowable Deductions in any manner that has the primary purpose of avoiding or reducing the Royalties payable hereunder. 4.7.2 Statements. NHSc shall provide ChromaDex quarterly reports in the form of the statement attached as Exhibit F - Sample Sales Statement (“Statements”), attached hereto and incorporated herein in full by this reference, as may be amended from time to time by ChromaDex in its reasonable discretion. The Statements shall be due [***] after the end of each calendar quarter and shall cover the period of time beginning on the first day of the applicable calendar quarter and ending on the last day of such calendar quarter (the “Reporting Period”). A Statement shall be provided for every Reporting Period during the Term. Each Statement delivered by the NHSc Parties to ChromaDex shall contain sufficient detail to permit confirmation and the accuracy of the Royalty and Sales Bonus for such period, including the following information for the immediately preceding Reporting Period: a. The number of Approved Products sold by the NHSc Parties to third parties;

276544406 v1 16 of 42 NHSc’s and ChromaDex’s Initials_________________ b. The Gross Sales Price charged by the NHSc Parties for each Approved Product sold during the Reporting Period separated by NHSc Brand; c. The calculation of Net Sales separated by Approved Product and NHSc Brand for the Reporting Period, including a detailed listing of any Allowable Deductions and taxes included in the Gross Sales Price, if any; and d. The total Royalty due in United States Dollars, together with the exchange rates used for conversion. 4.7.3 Royalties Payments. After receiving the Statement, ChromaDex shall submit an invoice to NHSc in the amount indicated on the Statement and NHSc shall pay such invoice within [***] of the invoice date. 4.8 Sales Bonus. In addition to the Supply Price and the Royalty, NHSc shall pay ChromaDex the following one-time milestone payments in the event that the following Net Sales targets are achieved in any one Contract Year (each, a “Sales Bonus”): e. If in a single Contract Year Net Sales plus Persona Sales are equal to or greater than [***] United States Dollars (USD$[***]), NHSc shall pay ChromaDex [***] United States Dollars (USD$[***]); and f. If in a single Contract Year Net Sales plus Persona Sales are equal to or greater than [***] United States Dollars (USD$[***]), NHSc shall pay ChromaDex [***] United States Dollars (USD$[***]). 4.8.1 Sales Bonus Payment. Any Sales Bonus shall be paid within [***] after the end of the Contract Year in which such Sales Bonus set forth in Section 4.8(e) or Section 4.8(f) is achieved. 4.9 Payments in General. 4.9.1 Late Payments. NHSc shall be responsible for securing payment hereunder from all NHSc Parties to ChromaDex and NHSc hereby guarantees all financial obligations set forth in this Agreement. The failure by the NHSc Parties to make prompt and full payment of undisputed amounts hereunder constitutes a material breach of this Agreement. Except as specifically provided herein, NHSc has no right of setoff. If full payment is not made when due, ChromaDex shall be entitled to interest on any amount unpaid at the rate of [***] percent ([***]%) per month or the maximum rate permissible by Applicable Law until ChromaDex receives payment in full. In addition, if any amount payable to ChromaDex is not received by ChromaDex within [***] of the due date, NHSc agrees to reimburse ChromaDex for any and all commercially reasonable out-of-pocket expenses ChromaDex may incur, including reasonable attorneys' fees, in taking any action to obtain such overdue payments contemplated by this Section. In the event that NHSc or any NHSc Party disputes any amounts (a “Disputing Party”) that ChromaDex asserts are due hereunder (the “Disputed Amount”), the Disputing Party shall assert in writing the reasons for such Disputed Amount within

276544406 v1 17 of 42 NHSc’s and ChromaDex’s Initials_________________ [***] of ChromaDex’s invoice or assertion of amounts due (the “Dispute Notice”). The Disputing Party and ChromaDex shall work together in good faith to resolve the Disputed Amount. 4.9.2 Method of Payment. All payments under this Agreement shall be made payable to "ChromaDex, Inc." and sent via wire transfer as indicated below. Each payment shall reference this Agreement and identify the obligation under this Agreement that the payment satisfies. NHSc shall remit payment to the following account (or such other accounts(s) as ChromaDex may specify in writing on not less than [***] notice): ChromaDex, Inc. Attention: [***] Account # [***] ABA#: [***] Bank: [***] Address: [***] Address: [***] Remittance detail for wire transfers must also be sent either by fax or e-mail to: Fax: [***] Attention: [***] E-mail: [***] 4.9.3 Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States Dollars. Conversion of foreign currency to U.S. Dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable Reporting Period (defined below). Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government-imposed fees or taxes, except as permitted in the definition of Net Sales. 4.10 Records, Audit, and Payment. NHSc shall maintain, and shall cause the NHSc Parties to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to ChromaDex in relation to this Agreement, which records shall contain sufficiently clear and detailed information to permit ChromaDex to confirm the accuracy of any reports delivered to ChromaDex and compliance in all other respects with this Agreement. The NHSc Parties shall retain such records for at least [***] following the end of the calendar year to which they pertain, during which time the ChromaDex Parties, or ChromaDex's appointed agents, shall have the right, at ChromaDex's expense, to inspect such records during normal business hours to verify

276544406 v1 18 of 42 NHSc’s and ChromaDex’s Initials_________________ any reports and payments made or compliance in all other respects under this Agreement. Requests for an audit shall be made in writing. The audit shall occur within [***] after receipt of such written request. In the event that any audit performed under this Section reveals an underpayment in excess of [***] United States Dollars (USD$[***]), NHSc shall bear the full reasonable cost of such audit and shall correct any errors and omissions disclosed by such audit and remit any amounts due to ChromaDex within [***] of receiving notice thereof from ChromaDex. 4.11 Taxes and Import Duties. The Supply Price does not include federal taxes, state or local sales taxes, use taxes, occupational taxes or import duties, all of which are the obligation of NHSc. Unless prohibited by law, NHSc is responsible for and shall pay all applicable sales, use, occupational, excise, value added or other similar taxes or import duties applicable to the manufacture, sale, price, delivery or use of NRCL provided by ChromaDex, or in lieu thereof, NHSc shall provide ChromaDex with a tax-exemption certificate acceptable to and considered valid by the applicable taxing authorities. 5. Delivery and Acceptance 5.1 Delivery and Risk of Loss. Shipping terms for NRCL is FOB ChromaDex’s Facility. ChromaDex shall bear all risk of loss or damage to any NRCL until the NRCL is tendered to NHSc or its carrier for shipment at ChromaDex’s Facility, at which time, all risk of loss or damage and title shall pass to NHSc. ChromaDex shall also assume full responsibility for any loss or damage to any NRCL in the care, custody, or control of ChromaDex until such time as title to the NRCL passes. At such time as title passes (the “Delivery Date”), NHSc shall be fully responsible and shall hold ChromaDex harmless for and assume all risk for any loss, destruction, or damage to the NRCL. ChromaDex reserves the right to pack orders in the most economical manner, provided that this does not result in increased risk of loss of the NRCL. However, where NHSc requests special packaging or shipping, any additional cost will be billed to and be the responsibility of NHSc. NHSc acknowledges that, subject to Section 5.3 (Rejection and Revocation of Acceptance), ChromaDex cannot accept returns, unless they do not comply with the applicable Specifications or are otherwise defective and ChromaDex is notified in writing within [***] of the Delivery Date of such defect or failure to meet applicable Specifications. 5.2 Delivery and Pick Up. ChromaDex shall use commercially reasonable efforts to make the NRCL available to NHSc on or before the delivery date set forth in the relevant Purchase Order. Delivery dates and estimates are, however, subject to Force Majeure Events. Once the NRCL is available for NHSc’s pick up, NHSc shall pick up and remove the NRCL promptly from ChromaDex’s Facility, however, in no event shall NHSc delay or defer pick up for more than [***]. 5.3 Rejection and Revocation of Acceptance. Any rejection or revocation of acceptance of NRCL by NHSc that is based on initial inspection of the NRCL must be made within [***] of the Delivery Date. All shipments of NRCL shall be tested and inspected by NHSc during such [***] period. Rejection or revocation of acceptance of NRCL by NHSc shall only be permitted in the event the NRCL fails to conform to the Specifications or any other representation, warranty or obligation set forth in this Agreement (including

276544406 v1 19 of 42 NHSc’s and ChromaDex’s Initials_________________ the Exhibits hereto). Any attempted rejection or revocation of acceptance of such NRCL made thereafter shall be null and void, except for any latent defects that NHSc did not detect after a reasonable initial inspection and acceptance. 6. Obligations. 6.1 The identities of ChromaDex’s suppliers are a proprietary trade secret of ChromaDex. All information regarding ChromaDex’s suppliers and their quality standards released to NHSc, if any, shall be kept strictly confidential in accordance with the requirements of this Agreement. NHSc acknowledges and agrees that neither NHSc nor any of the NHSc Parties will contact ChromaDex's supplier(s) in connection with the manufacture, distribution, purchase, pricing, or sale of NRCL. 6.2 Unless expressly authorized to do so in advance in writing by ChromaDex, NHSc will only use NRCL for Approved Products and shall not give, donate, re-sell or re-ship the NRCL to a third party (other than an Affiliate or a co-manufacturer appointed by NHSc that use the NRCL solely consistent with the terms of this Agreement) provided however that NHSc may use or provide to outside investigators NRCL for research and development purposes. 6.3 On or in labels, packaging, advertising, promotional materials or Internet communications for the Approved Products, each NHSc Party will only make claims that in NHSc’s commercially reasonable assessment are substantiated by competent and reliable scientific evidence, and are in compliance with all Applicable Law. None of the NHSc Parties will misrepresent on product labels the amount, quantity, or level of the NRCL contained in any Approved Product. In the event that current labeling, packaging, or formulations of any Approved Product do not comply with the requirements of this Section 6.3, NHSc will promptly rectify all nonconforming materials in a manner reasonably acceptable to ChromaDex and at NHSc’s sole cost and expense. 6.4 NHSc will ensure proper patent marking on all Approved Product in a form reasonably approved by ChromaDex. All Approved Product shall be marked as indicated herein and as negotiated in good faith and agreed upon by the Parties in advance in writing. 6.5 NHSc will ensure proper trademark marking on all Approved Product that includes a ChromaDex Trademark as set forth in this Agreement unless the Parties agree otherwise. 6.6 [***] 7. ChromaDex Trademarks. ChromaDex hereby grants NHSc during the Term and in the Territory a fully paid-up, royalty-free, non- exclusive, non-sublicensable (except NHSc may sublicense the rights granted in this Section 7 to its Affiliates and contract manufacturers) right and license to use the ChromaDex Trademarks only as provided below: 7.1 For the avoidance of doubt, ChromaDex has no right to control the content of any promotional material as long as such promotional materials comply with this Agreement and ChromaDex’s Brand Usage Guidelines.

276544406 v1 20 of 42 NHSc’s and ChromaDex’s Initials_________________ 7.2 All Approved Product and all promotional material containing the ChromaDex Trademarks shall conform with the requirements herein, including, but not limited to, ChromaDex’s Brand Usage Guidelines. NHSc at NHSc’s sole cost and expense shall ensure all Approved Product labels meet all Applicable Laws. 7.3 NHSc shall include the ChromaDex Trademark “NIAGEN®” on all product packaging of all Approved Products (with the exception of small product formats like sachets). 7.4 ChromaDex shall not control the content of any of the NHSc Parties’ Approved Product labels, packaging, and marketing collateral materials (including digital assets, including, but not limited to, websites) (collectively, the “Product Materials”), but ChromaDex shall have the right to ensure that the ChromaDex Trademarks are being used by each of the NHSc Parties in accordance with this Agreement. 7.5 Any use of the ChromaDex Trademarks and other proprietary markings and notices of use by any of the NHSc Parties shall be consistent with ChromaDex’s Brand Usage Guidelines. At the request of ChromaDex, NHSc shall provide ChromaDex with representative samples of any new packaging and new marketing materials put into use in any Contract Year to demonstrate that that its marketing and packaging practices are in compliance with the Brand Usage Guidelines; provided ChromaDex shall not make more than two (2) such requests in any Contract Year. 7.6 Any use of the ChromaDex Trademarks by any of the NHSc Parties outside the scope of ChromaDex’s Brand Usage Guidelines or any use of the ChromaDex Trademarks that are not used for marketing, labeling, packaging, marketing and advertising in the ordinary course in accordance with Applicable Law, requires the prior written approval of ChromaDex. 7.7 Subject to the limitations set forth above, NHSc agrees that all of the NHSc Parties will abide by ChromaDex’s reasonable written ChromaDex Brand Usage Guidelines updates as issued and provided to NHSc from time to time upon reasonable notice. In any case where the ChromaDex Trademarks are not used in compliance with ChromaDex’s Brand Usage Guidelines and the terms of this Agreement, NHSc will as soon as reasonably commercially practical correct and have all of the NHSc Parties correct the non- compliance and submit samples of compliant use to ChromaDex for prior written approval. Notwithstanding anything to the contrary set forth herein, the NHSc Parties shall be given a period of [***] to make any modifications to its packaging required by any change to the ChromaDex Brand Usage Guidelines and any packaging produced prior to the expiration of that period in accordance with the previously existing ChromaDex Brand Usage Guidelines shall be deemed in compliance with this Agreement, notwithstanding the timing of the sale of the Approved Products bearing such packaging. 7.8 NHSc agrees that none of the NHSc Parties will use any trademarks or trade dress confusingly similar to the ChromaDex Trademarks and the ChromaDex Parties agree that they will not develop any new trademarks or trade dress confusingly similar to any of the NHSc Brands and associated trade dress. 7.9 ChromaDex has the right to supervise the NHSc Parties’ use of the ChromaDex Trademarks with respect to the nature and quality of the Approved Products to ensure that any such trademarks are used by the NHSc Parties pursuant to the terms of this

276544406 v1 21 of 42 NHSc’s and ChromaDex’s Initials_________________ Agreement. During the Term, without limitation, NHSc agrees to use the ChromaDex Trademarks on and only in connection with the Approved Products in strict accordance with this Agreement. 7.10 NHSc agrees that all of the NHSc Parties shall always use a ChromaDex Trademark accompanied by an appropriate noun as shown in ChromaDex’s Brand Usage Guidelines. NHSc further agrees that none of the NHSc Parties shall use any ChromaDex Trademarks as a noun and that none of the NHSc Parties shall pluralize, make possessive, abbreviate, or join any ChromaDex Trademark to other words, symbols, or numbers, either as one word or with a hyphen. 7.11 NHSc agrees that all of the NHSc Parties shall always use the proper spelling and the proper trademark symbol for the ChromaDex Trademarks in accordance with ChromaDex’s Brand Usage Guidelines. 7.12 NHSc agrees that all of the NHSc Parties shall attribute ownership of all ChromaDex Trademarks to ChromaDex by using the TM, SM, or ® symbol (as indicated in ChromaDex’s Brand Usage Guidelines) and by using the trademark attribution on all Product Materials for the Approved Product as indicated in ChromaDex’s Brand Usage Guidelines or as otherwise mutually agreed in writing by the Parties. For the trademark symbol, the NHSc Parties shall use the superscript or subscript mode, but if not available, shall use parentheses: (TM), (SM) or (R). 7.13 NHSc agrees that none of the NHSc Parties shall incorporate any of NHSc Brands or any other third-party mark into any ChromaDex Trademark nor may any of the NHSc Parties integrate any ChromaDex Trademark into any of the NHSc Parties’ own trademarks, logos, or designs. NHSc agrees that none of the NHSc Parties shall alter, make puns on, or modify the ChromaDex Trademarks in any way, nor use and/or adopt any marks or logos that are confusingly similar to or that dilute any ChromaDex Trademarks. 7.14 NHSc agrees that none of the NHSc Parties shall use any ChromaDex Trademark in any manner that creates confusion as to the source, sponsorship, or association of the Approved Products, any NHSc Brand, and/or site or facility with ChromaDex or, that in any way indicates to the public that any NHSc Party is a division or Affiliate, or franchisee of ChromaDex or otherwise related to ChromaDex. NHSc agrees that none of the NHSc Parties shall use or display any ChromaDex Trademarks on any of the NHSc Parties’ invoices, bills, shipping memos, and/or letterhead, and none of the NHSc Parties shall incorporate any ChromaDex Trademarks into any company name or product name. 7.15 NHSc agrees that none of the NHSc Parties shall re-use, copy, modify, and/or counterfeit packaging associated with any ChromaDex product. To do so will constitute a material breach of this Agreement and ChromaDex shall have the right to terminate this Agreement pursuant to Section 10.3 (Termination). ChromaDex further reserves all rights to pursue any and all remedies available to it as a result of NHSc’s selling and/or manufacturing any remarked, counterfeited, copied, re-used, modified ChromaDex Trademark, ChromaDex product, and/or ChromaDex product packaging. 7.16 NHSc agrees that none of the NHSc Parties shall use any ChromaDex Trademarks on any Product Materials created by any NHSc Party in close proximity to non-Approved Products unless it is completely clear that the ChromaDex Trademark is being used and

276544406 v1 22 of 42 NHSc’s and ChromaDex’s Initials_________________ associated solely with the appropriate Approved Product. NHSc agrees to take all steps necessary to avoid creating the false impression that ChromaDex is in any way the source, sponsor, or licensor of any product that is not an Approved Product. 7.17 NHSc agrees that none of the NHSc Parties shall use or display any ChromaDex Trademarks in any manner that may disparage ChromaDex, its products or services, or for promotional goods or for products which, in ChromaDex’s sole discretion may diminish or otherwise damage ChromaDex’s goodwill in any ChromaDex Trademarks, including, but not limited to, uses which could be deemed to be obscene, pornographic, excessively violent, or otherwise in poor taste or unlawful, or which purpose is to encourage unlawful activities. 7.18 Notwithstanding any of the foregoing, the NHSc Parties are not prohibited from making textual, non-logo use in advertising, promotional materials, and invoices of ChromaDex product names to refer to ChromaDex products that the NHSc Parties are selling, so long as such product names are used properly as trademarks with the appropriate trademark symbol and attribution legend as required by ChromaDex’s Brand Usage Guidelines. 8. NHSc Diligence Obligations. NHSc shall use commercially reasonable efforts and shall cause all of the NHSc Parties to use commercially reasonable efforts, to develop Approved Products, introduce Approved Products into the commercial market, and thereafter, make Approved Products reasonably available to the public. 9. Intellectual Property Collaboration. 9.1 NRCL Trade Secret Use. In order to develop, manufacture, and sell Approved Products in accordance with Applicable Law, NHSc and its Affiliates need access from the ChromaDex Parties to certain non-public clinical and non-clinical data, agreements, and know-how with respect to NRCL and uses thereof that currently exist and as may be developed in the future (collectively the “ChromaDex NRCL Trade Secrets”). NHSc acknowledges that as between the NHSc Parties and ChromaDex, ChromaDex owns all right, title, and interest in and to the ChromaDex NRCL Trade Secrets. NHSc shall ensure than none of the NHSc Parties contest ChromaDex’s sole ownership and control over the ChromaDex NRCL Trade Secrets. ChromaDex hereby agrees to make certain current and future ChromaDex NRCL Trade Secrets, in ChromaDex’s reasonable discretion and in accordance with this Agreement, available to NHSc solely for the NHSc Parties’ use to develop, manufacture and sell the Approved Products (the “Disclosure Purpose”). During the Term and at all times thereafter, except for the Disclosure Purpose, NHSc hereby agrees that none of the NHSc Parties shall use or disclose the ChromaDex NRCL Trade Secrets. NHSc shall require all of its Affiliates to be bound to written confidentiality, non-use, and non-disclosure restrictions as restrictive as the terms contained in this Section 9.1 (NRCL Trade Secret Use) and then NHSc shall be entitled to share portions of the ChromaDex NRCL Trade Secrets only on a need-to-know basis. In addition, NHSc shall ensure that each Affiliate is bound to written confidentiality obligations relating to the ChromaDex NRCL Trade Secrets at least as restrictive as the terms of this Agreement. Upon expiration or earlier termination of this Agreement for any reason, NHSc and its Affiliates shall immediately cease use of all ChromaDex NRCL Trade Secrets and shall return all copies in any form (digital or

276544406 v1 23 of 42 NHSc’s and ChromaDex’s Initials_________________ otherwise) of the ChromaDex NRCL Trade Secrets to ChromaDex within [***] of ChromaDex’s request, and neither NHSc nor its Affiliates shall maintain any copies of any ChromaDex NRCL Trade Secrets. 9.2 INTENTIONALLY OMITTED. 9.3 Joint Steering Committee. NHSc and ChromaDex shall form a committee, as soon as practical after the Effective Date, consisting of at least two (2) representatives from each of NHSc and ChromaDex to collaborate on NRCL when appropriate and on a voluntary basis with regard to (i) research and development, (ii) pharmaceutical development, (iii) regulatory matters, (iv) Launch Plan Notices and the status thereof and (v) publications, presentations, and conferences (the “Joint Steering Committee”). The Joint Steering Committee shall convene no less frequently than [***], and may collectively as agreed upon by the Parties in advance in writing, invite ad hoc attendees to present or contribute on specific topics. The Joint Steering Committee shall not have the authority to modify this Agreement. Any activities of the Joint Steering Committee by its conduct or nature that amends or otherwise modifies this Agreement shall not be enforceable unless authorized representatives of the Parties have entered into a conspicuous formal written amendment to this Agreement. All Joint Steering Committee activities shall be with regard to NRCL only and shall not extend to any other compound, ingredient, molecule, or formula. No conduct of the Parties, including disclosing research and development and/or product information, whether in connection with participating in the Joint Steering Committee or otherwise, shall modify or expand the Joint Steering Committee’s activities. 9.4 New Jointly Created Intellectual Property Rights. Any new intellectual property rights relating to NRCL jointly created by ChromaDex and NHSc (and any of their Affiliates) through the Joint Steering Committee or otherwise under this Agreement during the Term (“Collaboration IP”) shall be subject to a separate agreement setting out the rights of each Party provided however that the Parties hereby agree that the Collaboration IP shall be held jointly and equally between a ChromaDex designee and a NHSc designee. 9.5 Rights Retained by ChromaDex. ChromaDex hereby grants NHSc during the Term and in the Territory a limited, non-exclusive, royalty-free, non-sublicensable right and license to use the ChromaDex IP (defined below) only as provided herein and only to the extent necessary to develop, manufacture, and sell the Approved Products and to fulfill NHSc’s obligations under this Agreement (the “Limited License”). Notwithstanding the foregoing, NHSc may sublicense the rights granted by the Limited License only to the NHSc Parties and to their co-manufacturers and distributors solely in connection with the development, manufacture and sale of the Approved Products. The exercise of the NHSc Parties’ rights under the Limited License shall not confer upon any of the NHSc Parties any license or right under any patents, trademarks, copyrights, the ChromaDex NRCL Trade Secrets, New ChromaDex IP (defined below), or any other proprietary rights owned or controlled by ChromaDex (collectively, the “ChromaDex IP”), or the right to otherwise utilize any of the ChromaDex IP, unless expressly permitted under this Agreement. Any rights not specifically granted to the NHSc Parties in this Agreement are reserved exclusively to ChromaDex. The ChromaDex IP does not include Collaboration IP.

276544406 v1 24 of 42 NHSc’s and ChromaDex’s Initials_________________ 9.6 New Intellectual Property Rights. 9.6.1 Of ChromaDex. Any new intellectual property rights created or invented solely by the ChromaDex Parties during the Term hereof, will as between the Parties be owned solely and exclusively by ChromaDex (“New ChromaDex IP”). During the Term and as long as NHSc is not in default of this Agreement, to the extent that any New ChromaDex IP pertains to NRCL used in any Permitted Product Type, such New ChromaDex IP will be automatically included in the Limited Licensed and used consistently with the terms and conditions set forth herein. 9.6.2 Of NHSc. Any new intellectual property rights created or invented during the Term solely by NHSc that relate to a combination or formula that includes NRCL and other Active Ingredients, will as between the Parties be owned solely and exclusively by NHSc (“New NHSc IP”) as long as such New NHSc IP is not derived from the ChromaDex IP, the Collaboration IP, the ChromaDex NRCL Trade Secrets, or ChromaDex’s Confidential Information. 9.7 No Challenge. During the Term, NHSc hereby acknowledges and agrees that NHSc will not subvert, diminish, or in any way challenge in any forum, including, but not limited to, administrative proceedings, or assert any rights in or to the ChromaDex Trademarks, ChromaDex NRCL Trade Secrets, ChromaDex IP, New ChromaDex IP, ChromaDex’s Confidential Information, ChromaDex’s NRCL Trade Secrets, NRCL, any uses of the foregoing, including ChromaDex owned or licensed patents or patent applications, except as expressly provided in this Agreement. ChromaDex hereby acknowledges and agrees that ChromaDex will not subvert, diminish, or in any way challenge in any forum, including, but not limited to, administrative proceedings, or assert any rights in or to the New NHSc IP or any uses of the foregoing. 10. Term and Termination. 10.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years thereafter (the “Initial Term”). The Initial Term shall be automatically extended for an additional one (1) year period (each an “Additional Term”) in the event that NHSc issues Purchase Orders for NRCL in the quantity of the Initial Minimum Commitment, and satisfies its payment obligations with respect to such orders, before the expiration of the Initial Term. Thereafter, this Agreement shall be automatically extended for subsequent Additional Terms in the event that NHSc purchases and pays in full for quantities of NRCL equal to or greater than the then applicable Additional Minimum Commitment (as defined below) during the immediately preceding Additional Term. The Initial Term and the Additional Term(s), if any, shall collectively be referred to herein as the “Term.” 10.2 Minimum Purchase. 10.2.1 The “Initial Minimum Commitment” shall be [***] of NRCL.

276544406 v1 25 of 42 NHSc’s and ChromaDex’s Initials_________________ 10.2.2 Each “Additional Minimum Commitment” of NRCL shall be an amount determined by the Parties in good faith in writing at least [***] prior to the end of the relevant Additional Term, but in no event shall be less than the Initial Minimum Commitment. 10.3 Termination. This Agreement may be terminated by a Party: (i) if the other Party commits a material breach of this Agreement and does not cure such breach within thirty (30) days following such Party’s receipt of written notice reasonably detailing such breach from the non-breaching Party; (ii) immediately upon the giving of written notice if the other Party files a petition for bankruptcy, is adjudicated bankrupt, takes advantage of the insolvency laws of any state, territory or country, or has a receiver, trustee, or other court officer appointed for its property; or (iii) if a Force Majeure Event with respect to the other Party shall have continued for ninety (90) days or is reasonably expected to continue for more than one hundred eighty (180) days. 10.4 Further Termination Rights. Notwithstanding anything herein to the contrary, NHSc shall have the right to terminate this Agreement at any time upon twelve (12) months advance written notice to ChromaDex (an “Early Termination”). In addition, this Agreement may be terminated by the written mutual agreement of ChromaDex and NHSc. 10.5 Effect of Termination. 10.5.1 Survival. Any payment obligation of NHSc and all of NHSc’s obligations under Sections 3, 4, 5, 6, and all other Sections and terms of this Agreement that by their nature are meant to survive the termination or expiration of this Agreement, including all provisions that contemplate continuing effectiveness, including, without limitation, any term regarding warranty disclaimer, limitations of liability, indemnification, intellectual property rights, governing law/venue/prevailing party and general terms, shall survive any termination or expiration of this Agreement. 10.5.2 Sell-Off. Upon the expiration or termination of this Agreement, the NHSc Parties may complete and sell any work-in-progress and inventory of Approved Products that exist as of the effective date of termination (unless termination is based on or caused by a Sell-Off Default (defined below) by NHSc or any of the NHSc Parties), provided that (i) NHSc pays ChromaDex the applicable Royalty and Sales Bonus and/or other amounts due on such sales of Approved Products in accordance with the terms and conditions of this Agreement, and (ii) the NHSc Parties shall complete and sell all work-in-progress and inventory of Approved Products within [***] after the effective date of termination (the “Sell-Off Period”). After the Sell-Off Period, ChromaDex shall have the right to buy back any remaining saleable NRCL with a remaining shelf life of at least [***] at a price to be agreed upon by the Parties in advance in writing. For purposes of this Agreement, a “Sell-Off Default” shall have occurred where this Agreement was terminated by ChromaDex in accordance with Section 10.3(i) (Termination). 10.5.3 Obligations. In no event shall termination of this Agreement release NHSc or its Affiliates from any obligation to pay any amounts that became due during the Term and the Sell-Off Period, if any. After the termination of this Agreement, except for the limited rights to sell-off the Approved Products as set forth in Section 10.5.2 (Sell-Off), NHSc shall have no further rights to use the NRCL acquired from ChromaDex, sell Approved Product containing NRCL acquired from ChromaDex, or use any of

276544406 v1 26 of 42 NHSc’s and ChromaDex’s Initials_________________ the other rights granted to NHSc herein (including, but not limited to, the ChromaDex Trademarks, ChromaDex NRCL Trade Secrets, ChromaDex IP, and New ChromaDex IP). Also upon termination or expiration of this Agreement, each Party shall return to the other Party or destroy and cause each of its Affiliates to return to the other Party or destroy all Confidential Information belonging to the other Party (as reasonably instructed by the applicable Party to the other Party in advance in writing). 11. Representations And Warranties. 11.1 ChromaDex’s Representations and Warranties. ChromaDex expressly represents, warrants and covenants that: 11.1.1 It has all necessary legal capacity, right, power, and authority to enter into, execute, deliver, and be bound by this Agreement and that the execution and delivery of this Agreement and the performance by the ChromaDex Parties of ChromaDex’s obligations under this Agreement, do not breach, and shall not result in a breach or violation of, any agreement to which ChromaDex is a party or by which ChromaDex is bound. 11.1.2 ChromaDex is the owner of all or has the right to (i) license NHSc the rights to use the ChromaDex Trademarks and ChromaDex NRCL Trade Secrets as specifically set forth in this Agreement, and (ii) grant NHSc the rights to develop, manufacture, and sell the Approved Products using the patents listed in Exhibit G – Applicable Issued Patents and Applicable Filed Patents, attached hereto and incorporated herein in full by this reference, on the terms set forth in this Agreement; 11.1.3 All patents that are necessary for NHSc to use the NRCL to be supplied to NHSc in the development, manufacture, promotion, importation, marketing, distribution and sale of Approved Products are set forth in Exhibit G – Applicable Issued Patents and Applicable Filed Patents; 11.1.4 The ChromaDex Parties have not received any notice regarding the NRCL, including written notice, alleging any infringement by ChromaDex of any intellectual property rights of a third party; 11.1.5 To the best of ChromaDex’s knowledge after due diligence and reasonable investigation, neither ChromaDex, its Affiliates or any person employed thereby directly in the performance of ChromaDex’s obligations under this Agreement has been debarred under Section 306(a) or (b) of the Federal Food, Drug and Cosmetic Act, and no debarred person will in the future by employed by ChromaDex. If, at any time after execution of this Agreement, ChromaDex becomes aware that ChromaDex, any of its Affiliates or any person employed thereby is, or is in the process of being, debarred, ChromaDex will so notify NHSc immediately. 11.1.6 No NRCL at the time of shipment by ChromaDex will be adulterated or knowingly misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended from time to time, or regulations promulgated thereunder, as such law or regulation

276544406 v1 27 of 42 NHSc’s and ChromaDex’s Initials_________________ is constituted and in effect at the time of any such shipment and no NRCL at the time of shipment will be considered to be an article that may not, under the provisions of §§ 404, 505 or 512 of the Federal Food, Drug and Cosmetic Act, be introduced into interstate commerce. 11.1.7 All NRCL at the time furnished to NHSc and for the full period of the expected shelf life of such products will be in full compliance with the Specifications, the quality standards set forth in Exhibit H – Quality Standards (the “Quality Standards”) (Exhibit H – Quality Standards is attached hereto and incorporated herein in full by this reference, as amended from time to time by the mutual advance written agreement of the Parties), Applicable Law and other requirements of this Agreement as long as NHSc’s errors, acts, omissions, or other conduct do not cause directly or indirectly the NRCL to become out of compliance with the Specifications, fail to meet the Quality Standards, or violate Applicable Law and/or other requirements of this Agreement. 11.1.8 Any facility where the ChromaDex Parties manufacture, package or otherwise place NRCL shall remain in material compliance with Good Manufacturing Practices, including, but not limited to, those set forth in 21 C.F.R. § 110 et seq., to the extent applicable to the manufacture and packaging of the NRCL, and all NRCL furnished to NHSc will be manufactured in accordance with Good Manufacturing Practices. 11.1.9 All NRCL at the time furnished to NHSc will not have been damaged during storage and handling and will otherwise be wholesome, fit for human consumption, and in first-class merchantable condition. 11.1.10 ChromaDex has or will acquire from third parties the necessary expertise, equipment, personnel, facilities, equipment and inventory of raw materials and finished product to supply the NRCLs as agreed upon in all Purchase Orders accepted by ChromaDex (unless ChromaDex is unable to due to a Force Majeure Event). 11.1.11 Except as otherwise advised by ChromaDex in writing to NHSc on or prior to the Effective Date, there is no demand, claim, suit, action, arbitration, and/or other proceeding, whether pending or threatened (and for which any basis exists), that jeopardizes (or could jeopardize) ChromaDex’s ability to enter into this Agreement or perform any of its obligations hereunder. 11.1.12 ChromaDex will at all times during the Term comply with all Applicable Law, including the ones regarding the following matters: anticorruption, immigration, antidiscrimination, tax, environment, data protection, food safety and quality, and export control, import, customs and economic sanctions. 11.1.13 ChromaDex will at all times during the Term operate in accordance with the Nestlé Responsible Sourcing Standard, located at https://www.nestle.com/sites/default/files/asset-library/documents/library/documents/suppliers/nestle-responsible-sourcing- standard-english.pdf. NHSc shall notify ChromaDex in writing if there are any revisions to the version of such Nestlé Responsible Sourcing Standard at the foregoing URL as of the Effective Date.

276544406 v1 28 of 42 NHSc’s and ChromaDex’s Initials_________________ 11.1.14 ChromaDex will maintain a quality management system in accordance with NHSc’s reasonable requirements of which ChromaDex is advised of and agrees to in advance in writing. 11.1.15 ChromaDex has delivered to NHSc, on or prior to the Effective Date, a properly completed and duly executed Internal Revenue Service Form W-9 and shall promptly update such form if it expires or becomes obsolete or inaccurate in any respect. 11.2 LIMITED WARRANTY AND DISCLAIMER OF ALL OTHER WARRANTIES. 11.2.1 CHROMADEX WARRANTS THAT THE NRCL SOLD HEREUNDER, AS DELIVERED TO NHSC, CONFORMS, TO THE SPECIFICATIONS; (a) EXCEPT FOR THE SPECIFIC WARRANTIES CONTAINED IN THIS PARAGRAPH AND ELSEWHERE IN THE AGREEMENT, CHROMADEX HEREBY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, WITH RESPECT TO THE NRCL OR OTHERWISE UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CHROMADEX HAS NOT MADE ANY RECOMMENDATION TO NHSC REGARDING THE USE OR SUBSEQUENT SALE OF THE NRCL. EXCEPT FOR ANY LIABILITIES RELATING TO NEGLIGENCE, RECKLESSNESS, WILLFUL MISCONDUCT, OR BREACH OF THIS AGREEMENT BY CHROMADEX (OR ITS AFFILIATES OR CONTRACTORS) NHSC ASSUMES ALL OTHER RISKS AND LIABILITIES FOR ANY LOSS, DAMAGE OR INJURY TO PERSONS OR PROPERTY RESULTING FROM THE USE OR SUBSEQUENT SALE OF THE NRCL, EITHER ALONE OR IN COMBINATION WITH OTHER INGREDIENTS; AND (b) NHSC WARRANTS TO CHROMADEX THAT NHSC HAS SATISFIED ITSELF THAT ANY NRCL MEETING THE SPECIFICATIONS AND THE PURPOSE FOR WHICH IT WILL BE USED AND/OR SOLD IS IN COMPLIANCE WITH APPLICABLE LAW AND REGULATORY REQUIREMENTS OF THE RELEVANT COUNTRIES. 11.2.2 ALL CLAIMS MADE BY THE NHSC PARTIES WITH RESPECT TO THE NRCL SHALL BE MADE IN WRITING. 11.3 NHSc’s Representations and Warranties. NHSc expressly warrants that it has all necessary legal capacity, right, power, and authority to enter into, execute, deliver, and be bound by this Agreement and to cause all of the NHSc Parties to be bound by this Agreement, and that the execution and delivery of this Agreement and the performance by NHSc and the NHSc Parties of NHSc’s and the NHSc Parties’ obligations under this Agreement, do not breach, and shall not result in a breach or violation of, any agreement to which NHSc or any of the NHSc Parties is a party or by which NHSc or any of the NHSc Parties is bound. Except as otherwise advised by NHSc in writing to ChromaDex on or prior to the Effective Date, there is no demand, claim, suit, action, arbitration, and/or other proceeding, whether pending or threatened (and for which any basis exists), that jeopardizes (or could jeopardize) NHSc’s or an NHSc Parties’ ability to enter into this Agreement or perform any of its obligations hereunder. NHSc further represents and warrants that NHSc shall assume full responsibility for all acts, errors, omissions, misrepresentations, and negligence by NHSc or any of the NHSc Parties arising out of or relating to: (i) any and all uses of the rights granted herein, (subject to any ChromaDex Party liability specifically set forth in this Agreement or subject to any ChromaDex Party’s breach of this Agreement, gross negligence or willful misconduct); and (ii) the development, manufacture, distribution, sale and advertisement of

276544406 v1 29 of 42 NHSc’s and ChromaDex’s Initials_________________ the Approved Products. Without in any way limiting the foregoing, NHSc represents and warrants that: (i) NHSc and each NHSc Party will obtain all regulatory compliance required by its actions under this Agreement and Applicable Law; (ii) NHSc and the NHSc Parties will conduct all actions under this Agreement and will at all times during the Term act in compliance with all Applicable Law, including with respect to the following matters: anticorruption, immigration, antidiscrimination, tax, environment, data protection, food safety and quality, and export control, import, customs and economic sanctions.; and (iii) NHSc and the NHSc Parties will ensure that none of the Approved Products violate any intellectual property or any other right of a third party. 12. LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY ARISING FROM A PARTY’S INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS OR THE MISAPPROPRIATION OF THE OTHER PARTY’S TRADE SECRETS AS SET FORTH IN SECTIONS 15 (NHSC INDEMNITY) AND 20 (CONFIDENTIALITY AND PUBLICITY) OR OTHERWISE HEREIN OR INFRINGEMENT OF A PARTY’S INTELLECTUAL PROPERTY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST REVENUE OR LOST PROFITS OR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY BUSINESS INTERRUPTION OR DAMAGE TO BUSINESS REPUTATION, REGARDLESS OF THE THEORY UPON WHICH ANY CLAIM MAY BE BASED, INCLUDING ANY TORT OR STATUTORY CAUSES OF ACTION. EXCEPT FOR LIABILITY RESULTING FROM A PARTY’S INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS OR IT’S FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, IN NO EVENT, SHALL CHROMADEX’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT OF TWO (2) TIMES THE AGGREGATE SUPPLY PRICE PAID TO CHROMADEX BY THE NHSC PARTIES HEREUNDER IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO CHROMADEX’S LIABILITY. THE FOREGOING LIMITATIONS OF LIABILITY SHALL BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW. BOTH PARTIES UNDERSTAND AND AGREE THAT THIS LIMITATION OF LIABILITY ALLOCATES RISK OF NONCONFORMING GOODS BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND OTHER APPLICABLE LAW. THE PRICES SET FORTH HEREIN REFLECT THIS ALLOCATION OF RISK AND THE LIMITATIONS OF LIABILITY, INCLUDING THE EXCLUSION OF SPECIAL, INDIRECT, CONSEQUENTIAL AND INCIDENTAL DAMAGES, IN THIS AGREEMENT. 13. Waiver and Severability. No claim or right arising out of a breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is in writing signed by the aggrieved Party. If any term, covenant, warranty, remedy or condition of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be held or deemed invalid, illegal or unenforceable, such term, covenant, warranty, remedy, or condition shall be conformed to a valid, legal, and enforceable provision that best accomplishes the original intent of the Parties, and the remainder of this Agreement or the application of such term, covenant or provision, to persons or circumstances other than those to which it is held invalid, illegal or unenforceable, shall not be affected thereby, and each remaining term, covenant or provision of this Agreement shall be deemed valid, legal and shall be enforced to the fullest extent permitted by law. 14. Force Majeure. A Party shall have no liability or obligation to the other party of any kind, including, but not limited to, any obligation to deliver NRCL or to make payment or pick up NRCL, arising from any delay or failure to perform all or any part of this Agreement as a result

276544406 v1 30 of 42 NHSc’s and ChromaDex’s Initials_________________ of causes, conduct or occurrences beyond such Party’s reasonable control, including, but not limited to, fire, flood, earthquake, severe weather, power outages, lightning, storm, accidents, act of war, terrorism, civil disorder or disobedience, act of public enemies, acts or failure to act of any state, federal or foreign governmental or regulatory authorities, labor disputes or strikes, supply chain disruption, public health related shutdowns and/or delays (each a “Force Majeure Event”). During a Force Majeure Event ChromaDex may allocate its available supply among its customers in a manner determined by ChromaDex to be fair and reasonable. 15. Indemnification and Insurance. 15.1 NHSc Indemnity. To the fullest extent permitted by law, NHSc shall defend, indemnify and hold ChromaDex and its Affiliates, successors, heirs, and assigns and its and their respective officers, directors, employees, and agents (the "ChromaDex Indemnitees"), harmless from any and all claims, damages, demands, suits, causes of action, controversy, judgements, liabilities, fines, regulatory actions, seizures of NRCL, losses, costs and expenses (including, but not limited to attorneys’ fees, expert witness expenses and litigation expenses) (hereinafter “Claim”), arising from or in connection with any Claim asserted by a third party against ChromaDex (i) for any damage, environmental liability, patent or intellectual property infringement caused by any of the NHSc Parties’ use, modification, or alteration of the NRCL, or any combination of the NRCL with any other ingredient in connection with any of the NHSc Parties’ products or any third party’s product, including the Permitted Product Types and Approved Products, (ii) for any injury, death, loss, property damage, delay or failure in delivery of ChromaDex’s NRCL or any other Claim for injuries or damage to the general public who consumed the Approved Product (unless due solely and exclusively to a Claim arising from the NRCL alone), (iii) any alleged or actual act, error, omission, or negligence by any of the NHSc Parties’ agents, employees, or representatives in connection with the NRCL, Permitted Product Types, Approved Products, or this Agreement, whether in tort, contract, breach of warranty or otherwise, relating to this Agreement, the business relationship between the Parties, NHSc’s development, manufacture, distribution, promotion, and sale of the Permitted Product Types and/or Approved Products, or (iv) NHSc’s breach of this Agreement (including breach of NHSc’s representations and warranties). Notwithstanding the foregoing, NHSc shall have no indemnity obligation to ChromaDex under this Section 15.1 (NHSc Indemnity) to the extent that any Claims result directly from the negligence or willful misconduct of the ChromaDex Parties, any infringement of any third party intellectual property rights attributable to the NRCL or the Chromadex IP, or a material breach of this Agreement by ChromaDex. 15.2 ChromaDex Indemnity. To the fullest extent permitted by law, ChromaDex shall defend, indemnify and hold NHSc and its affiliates, successors, heirs, and assigns and its and their respective officers, directors, employees, and agents (the "NHSc Indemnitees") harmless from any and all Claims, arising from or in connection with any Claim asserted by a third party against NHSc for (i) any patent or other intellectual property right infringement in connection with the NRCL (provided that such alleged infringement does not arise from (A) the combination of the NRCL with other ingredients, (B) NHSc’s intellectual property, including New NHSc IP, and (C) the manufacture, use, promotion, or sale of the Approved Products), (ii) any alleged or actual act, error, omission, or negligence by ChromaDex or ChromaDex’s Affiliates’ agents, employees, or representatives in connection with this Agreement whether in tort, contract, breach of warranty or otherwise, relating to this Agreement, the business relationship between the Parties, the NRCL provided hereunder, (iii) any use of the ChromaDex Trademarks or (iv) ChromaDex’s breach of this Agreement (including

276544406 v1 31 of 42 NHSc’s and ChromaDex’s Initials_________________ breach of ChromaDex’s representations and warranties). Notwithstanding the foregoing, ChromaDex has no indemnity obligation to NHSc to the extent that any Claims result directly from the negligence or willful misconduct of any of the NHSc Parties or if such claims stem from NHSc’s acts or use which is not in accordance with the rights and requirements of NHSc herein. 15.3 Indemnification Procedures. Each Party agrees to provide the other Party with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. The indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the indemnified Party to defend against any such Claim. The indemnified Party shall cooperate fully with the indemnifying Party in such defense and will permit the indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that the indemnified Party shall have the right to retain its own counsel, at the expense of such indemnifying Party, if representation of such the indemnified Party by the counsel retained by the indemnifying Party would be inappropriate because of actual or potential differences in the interests of such indemnified Party and any other party represented by such counsel. The indemnifying Party agrees to keep the indemnified Party informed of the progress in the defense and disposition of such claim and to consult with the indemnified Party with regard to any proposed settlement. 15.4 Insurance. The Parties agree, for the Term of this Agreement, to maintain a program of insurance or self-insurance at levels sufficient to satisfy its obligations as set forth in this Agreement, which shall include commercial general liability insurance with limits of at least [***]United States Dollars (USD$[***]) per occurrence and product liability insurance with an aggregate limit of at least [***]United States Dollars (USD$[***]), and that such insurance coverage lists the other party hereto as additional insureds. Each Party shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which NHSc or any Affiliate continues (i) to make, use, or sell an Approved Product under the terms of this Agreement and thereafter for a period of [***]. 16. Relationship of the Parties. The relationship between ChromaDex and NHSc shall be solely that of independent contractors and neither Party, its agents and employees, shall under any circumstances be deemed the employees, partners, joint venturers, franchisees, agents or representatives of the other Party. Without limiting the generality of the foregoing, the Parties intend that nothing in this Agreement shall be construed to create a partnership or deemed partnership, joint venture or other business entity either under U.S. Treasury Regulations Section 301.7701-1(a)(2) for U.S. federal income tax purposes (or any corresponding provision under state, local or non-U.S. tax law) or for financial reporting purposes. Neither Party shall represent itself as the agent or legal representative of the other Party for any purpose whatsoever or hold itself out contrary to the terms of this Section, and neither Party shall have the right to create or assume any obligation of any kind, express or implied, for or on behalf of the other Party in any way whatsoever. 17. Assignment and Modification. The rights and obligations of NHSc under this Agreement shall not be assignable or delegable without the prior written consent of ChromaDex, except for an assignment (i) to an Affiliate of NHSc or (ii) a successor to substantially all of the assets of the business of NHSc to which this Agreement relates (in each case, with not less than [***] advance written notice to ChromaDex). Any attempted assignment or delegation in violation of the foregoing shall be void. ChromaDex may assign this Agreement,

276544406 v1 32 of 42 NHSc’s and ChromaDex’s Initials_________________ or delegate its duties hereunder, in whole or in part, without the written consent of NHSc (but with advance written notification) (a “Transfer”) to an Affiliate (other than in connection with a Change of Control). In addition, ChromaDex may also Transfer this Agreement to an Affiliate or a third party in connection with a Change of Control (a “Transfer Event”), subject to the requirements set forth herein. If ChromaDex enters into a Transfer Event, ChromaDex shall inform NHSc within [***] of the Transfer which one of the following two (2) options shall occur: (1) the parties shall continue to perform under this Agreement without any changes or modifications; or (2) ChromaDex shall have the option, in their sole discretion, to terminate this agreement. Notwithstanding anything to the contrary contained in this Section 17, this Agreement may not be terminated subject to item (2) above until such time as NHSc and Grace, with ChromaDex’s cooperation, have executed a supply agreement for NRCL on the same or better terms as those contained in this Agreement. 18. Governing Law; Venue; Attorneys’ Fees. This Agreement and all claims and causes of action shall be governed by and subject to the internal laws (exclusive of the conflicts of law provisions) and decisions of the courts of the State of Delaware. 19. Foreign Corrupt Practices Act. Each of the Parties (including its officers, directors, employees and agents) shall not pay, offer, promise or authorize the payment, directly or indirectly, of any monies or anything of value to any official or employee of any foreign government, including, without limitation, any government-owned or controlled entity, or of a public international organization, or any political party, party official, or candidate for political office, for the purpose of improperly inducing or rewarding favorable treatment or advantage in connection with this Agreement. 20. Confidentiality and Publicity. 20.1 This Section 20 (Confidentiality and Publicity) shall replace and supersede in its entirety any previous confidentiality and/or publicity rights and obligations between the Parties. The Parties will be making certain general business information and know-how that is not generally known by the public available to the other Party, or a Party may have access to Confidential Information of the other Party orally and/or in writing. “Confidential Information” shall include, without limitation, any intellectual property, Launch Plan Notices, trade secrets, technical information, training materials, control documents, workflows and relevant documentation, materials, data, any other secret, sensitive or confidential material related to the business generally, business technology, business strategies, accounting, financial information, contracts, agreements, files, records, documents, techniques, expertise, marketing concepts, diagrams or concepts relating to product plans or designs, products, product specifications, systems, software code, formulae, practices, processes, customers, projects or information of any type whatsoever, in whatever form or media, whether or not marked as “confidential” or “proprietary,” of a Party that is disclosed to or becomes known by the other Party, including all the records of the disclosing Party created, accessed, viewed, learned or obtained by the receiving Party pursuant to this Agreement and the transactions contemplated hereby and which is not generally known to the public or throughout the trade, or which could reasonably be expected to be valuable to the disclosing Party or its Affiliates or a competitor of any of the disclosing Party or its Affiliates. Confidential Information shall also include the terms of this Agreement. For purposes of clarification only and in no way intending to limit or otherwise revise the obligations in this Section, these obligations apply to Confidential Information disclosed to the other Party pursuant to this Agreement or the Original Supply Agreement and the transactions contemplated hereby or thereby

276544406 v1 33 of 42 NHSc’s and ChromaDex’s Initials_________________ prior to the Effective Date. The Parties agree to refrain at all times from disclosing the other Party’s Confidential Information to others or from using any such Confidential Information except to enforce that Party’s rights under this Agreement, as required by Applicable Law, or for the benefit of the disclosing Party. The Parties further agree to refrain from any other acts that could tend to destroy the value of the Confidential Information to the disclosing Party. Notwithstanding any of the foregoing, the term Confidential Information shall not include information which is generally available to the public, or that was lawfully received by such Party or its Affiliates from a source that is not the other Party or its Affiliates. 20.2 Without in any way intending to limit the forgoing the Parties shall: (a) not access or use the other Party’s Confidential Information other than as necessary to exercise its rights or perform its obligations under and in accordance with this Agreement; (b) not disclose or permit access to the other Party’s Confidential Information to third parties; (c) safeguard the other Party’s Confidential Information from unauthorized use, access or disclosure using at least the degree of care it uses to protect its most/similarly sensitive information and in no event less than a reasonable degree of care; (d) promptly notify the other Party in writing of any unauthorized use or disclosure of the other Party’s Confidential Information and use its best efforts and cooperate with such disclosing Party to prevent further unauthorized use or disclosure; and (e) ensure its representatives’ compliance with, and be responsible and liable for any of its representatives’ non-compliance with, the terms of this Section. 20.3 Neither NHSc nor ChromaDex will, without the prior written consent of the other Party or as may be required by Applicable Law or the rules of any stock exchange to which a Party or its Affiliates may be subject, issue any statement or communication to the public, to the press or any third party regarding the transactions detailed herein, or otherwise disclose to any third party the existence of this Agreement or any other communication between the parties with respect to the transactions detailed herein. 20.4 This Section shall survive expiration or termination of this Agreement. 21. Dispute Resolution. 21.1 Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Section, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either Party fails to observe the procedures of this Section, as may be modified by their prior written agreement, the other Party may bring an action for specific performance of these procedures in any court of competent jurisdiction. 21.2 Equitable Remedies. Although the procedures specified in this Section are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either Party may seek a preliminary injunction or other provisional equitable

276544406 v1 34 of 42 NHSc’s and ChromaDex’s Initials_________________ relief pursuant to Section 24 (Injunctive Relief) if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement. 21.3 Dispute Resolution Procedures. 21.3.1 Exclusive Procedures. Any controversy, claim, or dispute arising out of or relating to this Agreement including, without limitation, the interpretation, performance, formation, validity, breach (including, without limitation, alleged violations of state or federal statutory or common law rights or duties) or enforcement of this Agreement, and further including any such controversy, claim, or dispute against or involving any officer, director, agent, employee, affiliate, successor, predecessor or assign of a party to this Agreement (collectively, a “Dispute”) shall be resolved according to the procedures set forth in this Section which shall constitute the sole and exclusive Dispute resolution mechanism to resolve all Disputes and no other procedure may be used with the sole exception that a party need not comply with the terms herein before filing a claim for equitable relief. Each Party's promise to resolve all Disputes as set forth herein is given in consideration for the other Party's like promise. 21.3.2 Confidentiality. Without limiting the confidentiality obligations referred to elsewhere in this Agreement, the details and/or existence of any Dispute, any informal meetings, and any proceedings conducted hereunder, including, without limitation, any discovery taken in connection therewith, shall be kept strictly confidential and shall not be disclosed or discussed with any third party (excluding a party's attorneys, accountants, and other agents and representatives, as reasonably required in connection with any Dispute resolution procedure hereunder and provided that they sign a confidentiality agreement at least as restrictive as this Section if they are not attorneys), except as otherwise required by laws or rule of any securities exchange on which such party's securities are traded. All offers, promises, conduct, and statements, whether oral or written, made in the course of the resolution of any Dispute by the parties, their agents, employees, experts, and attorneys, shall be confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration, or other proceeding, except that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use by either Party. 21.3.3 Good Faith. With regard to any Disputes between ChromaDex and NHSc and any of its Affiliates, the Parties agree to work together in good faith to resolve all disputes promptly. 21.3.4 Informal Dispute Resolution. Either Party may demand, in writing, that each Party’s management representatives meet within [***] at such place as ChromaDex may reasonably designate to resolve the Dispute. No third party shall have authority to consider or resolve any Dispute that is not first the subject of informal Dispute resolution pursuant to this Section. The Parties or their representatives with full authority to settle the Disputes at issue shall attend all meetings. 21.3.5 Mediation. If the Parties do not resolve the Dispute within [***] of the date of the first meeting between management representatives (the “Informal Dispute Resolution Deadline”), ChromaDex and NHSc agree to mediate the Dispute within [***] of the Informal Dispute Resolution Deadline and at such place in the State of Delaware as ChromaDex may designate with

276544406 v1 35 of 42 NHSc’s and ChromaDex’s Initials_________________ a mutually agreed upon mediator. If the Parties cannot agree upon the selection of a mediator, the mediator will be chosen from the list of certified mediators maintained by a court having jurisdiction over this Agreement within [***] of receiving such list. The Parties agree to continue to work in good faith to resolve the Dispute prior to the date upon which the mediation is scheduled to take place. If the Parties agree on a resolution for the Dispute prior to the scheduled mediation date, the mediation shall be cancelled. The Parties agree to share the cost of any independent mediator engaged to assist the Parties in resolving their differences. The mediator shall be a person familiar with complex business transactions and litigation in the nutraceutical industry, unless the Parties agree otherwise in writing. If either Party fails to mediate the Dispute within [***] of the Informal Dispute Resolution Deadline, such Party shall be deemed to have waived its right to demand mediation and the other Party may, in its sole discretion, proceed directly to arbitration. 21.3.6 Arbitration. a. In the event the Dispute is not resolved through mediation, then the Dispute shall be fully and finally adjudicated by binding arbitration to the fullest extent allowed by law, but only if the arbitration is properly commenced within the time allowed for similar legal action to be commenced in accordance with the applicable statute of limitations; otherwise, the Dispute is waived. Except as provided herein or by agreement of all parties, the arbitration shall be administered by JAMS or its successors (“JAMS”) and shall be conducted according to the JAMS Comprehensive Arbitration Rules and Procedures in effect at the time the arbitration is initiated or, if JAMS is no longer in existence, then the arbitration shall be administered by the American Arbitration Association or its successor (the “AAA”) and conducted in accordance with the AAA Commercial Arbitration Rules in effect at that time (the “Rules”). The arbitration shall be conducted as expeditiously and economically as reasonably practicable. b. The arbitration shall be conducted by one arbitrator (the “Arbitrator”). Unless all parties to the arbitration agree, the Arbitrator shall be a lawyer admitted to practice in at least one (1) State of the United States and need not be on the roster of JAMS or the AAA. The Arbitrator shall be selected as follows: If all parties to the Dispute do not agree upon the Arbitrator within twenty (20) days after commencement of the arbitration, then any party may initiate the following selection process by written notice to each other party. Within [***] after such written notice, each side to the Dispute shall simultaneously transmit to each other side a list of four (4) persons qualified to serve as the Arbitrator (the “Candidates”). No party shall nominate a Candidate whom that party knows or reasonably believes to have a conflict of interest rendering the Candidate unable to serve as the Arbitrator. If any single Candidate appears on the list of each side then that person shall be appointed as the Arbitrator. If more than one Candidate appears on the list of each side, then one of those Candidates shall be selected randomly by JAMS or the AAA, as applicable, and that person shall be appointed as the Arbitrator. If no Candidate appears on the list of each side then, within [***] after the initial exchange of lists, each side may strike one Candidate from the list of each other side and rank all remaining Candidates in order of preference (with “1” being the most preferable Candidate), and the ranked lists shall be simultaneously exchanged. The Candidate with the lowest total number of points shall be appointed as the Arbitrator. In the event of a tie, one of the Candidates with the lowest total number of points shall be selected randomly by JAMS or the

276544406 v1 36 of 42 NHSc’s and ChromaDex’s Initials_________________ AAA, as applicable, and that person shall be appointed as the Arbitrator. If the person selected as the Arbitrator declines to serve or becomes unwilling or unable to serve after selection or appointment, or the administrator declines to appoint that person as the Arbitrator, then the Candidate with the next lowest total of points shall be appointed as the Arbitrator. If any party to the arbitration fails to timely participate in the foregoing selection process then the administrator shall select and appoint the Arbitrator pursuant to the Rules, except that each recalcitrant party shall be excluded from that selection process. c. The exchange of information in the arbitration shall be governed by the Rules except as follows: (a) no side shall take the deposition of more than [***] ([***]) individuals (including the use of corporate, “persons most knowledgeable,” F.R.C.P. 30(b)(6), or similar deposition notices or devices) unless, upon a showing of extraordinary cause, the Arbitrator permits that side to take a limited number of additional depositions; (b) each side shall be entitled to the limited discovery of documents (including electronically stored information) which are directly relevant and material to the Dispute and are produced in response to a request that is narrowly tailored to minimize both the burden and expense of the responding person and the disclosure of confidential, sensitive or financial information; (c) no party shall propound interrogatories or requests for admission unless permitted by the Arbitrator upon a showing of extraordinary cause; and (d) upon the request of any party, the Arbitrator shall weigh the anticipated burden or expense of any requested discovery against its likely benefit, and shall impose any reasonable conditions on that discovery, including, without limitation, allocation of the expense of the discovery to the party seeking it. d. The Arbitrator shall issue a written award supported by a statement of decision setting forth the Arbitrator’s complete determination of the Dispute and the factual findings and legal conclusions relevant to it (the “Award”). The Award shall be final and binding on the Parties and, if the Award is not fully satisfied within [***] after its issuance, then judgment upon the Award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. Each Party to this Agreement irrevocably submits to the personal jurisdiction and venue of a state or federal court of competent jurisdiction in Delaware for any purpose permitted herein. e. The administrative costs of the arbitration, including fees of the Arbitrator, initially shall be split equally between the sides; provided, however, that the Arbitrator may, in his or her discretion, allocate such costs in favor of any prevailing party. f. If all or any portion of a Dispute is held to be non-arbitrable then that Dispute (or portion thereof) shall be adjudicated by a state or federal court in Delaware. The Parties waive any jurisdictional or forum-related defenses that might otherwise be raised and agree that Delaware will be the exclusive jurisdiction and forum for determining a non-arbitrable Dispute. g. Notwithstanding any other provision of this Agreement including, without limitation, any other provision of this Section 21 (Dispute Resolution), the Parties may bring suit in any court of competent jurisdiction to enjoin any actual or threatened infringement of any intellectual property rights or any actual or threatened violation of any confidentiality or non-compete, non- solicitation, non-circumvention provisions of this Agreement.

276544406 v1 37 of 42 NHSc’s and ChromaDex’s Initials_________________ 21.3.7 Performance to Continue. Each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a Party may suspend performance of its undisputed obligations during any period in which the other Party fails or refuses to perform its undisputed obligations. Nothing in this Section is intended to relieve NHSc from its obligation to make undisputed payments pursuant to the requirements of this Agreement. 21.3.8 Statute of Limitations. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in this Section 21 (Dispute Resolution) are pending. The Parties shall cooperate in taking any actions necessary to achieve this result. 22. Non-Solicitation, Non-Competition, and Non-Circumvention. 22.1 During the Term, NHSc shall ensure that none of NHSc, the NHSc Parties nor any NHSc Affiliates and no principals, agents, representatives, or employees of same shall, without the prior express written consent of ChromaDex, directly or indirectly develop, manufacture, market, promote, sell, or distribute any products using NRCL except for Approved Products developed, manufactured, promoted, sold and distributed in accordance with this Agreement. 22.2 During the Term and for a period of [***] thereafter, neither NHSc, the NHSc Parties nor any NHSc Affiliates and no principals, agents, representatives, or employees of same shall, without the prior express written consent of the ChromaDex, directly or indirectly: (a) Solicit or induce or attempt to solicit or induce any vendor, employee, sales representative, agent, or consultant of ChromaDex to terminate or adversely alter their relationship, engagement, employment, representation, or other association with ChromaDex. These restrictions shall not apply to bona fide general public advertisements or other recruiting efforts implemented by NHSc and not specifically targeted at the employees of ChromaDex; or (b) Contract with, or otherwise become involved in any transaction with ChromaDex’s manufacturers, without ChromaDex’s explicit advance written permission (unless NHSc has a pre-existing relationship with such manufacturer prior to the Effective Date or wishes to enter into a relationship with such manufacturer for other products unrelated to the Permitted Product Type, in which case the restrictions set forth herein shall not be applicable). 22.3 The obligations in this Section 22 (Non-Solicitation, Non-Competition, and Non-Circumvention) are in no way intended to revise or otherwise limit the other restrictions and obligations of NHSc herein, including, but not limited to, those regarding termination. 22.4 During the Term, ChromaDex shall not, without the prior express written consent of NHSc, directly or indirectly solicit or induce or attempt to solicit or induce any vendor, employee, sales representative, agent, or consultant of the NHSc Parties to terminate or

276544406 v1 38 of 42 NHSc’s and ChromaDex’s Initials_________________ adversely alter their relationship, engagement, employment, representation, or other association with the NHSc Parties. These restrictions shall not apply to bona fide general public advertisements or other recruiting efforts implemented by ChromaDex and not specifically targeted at the employees of the NHSc Parties. 23. Notices. Any demand upon or notice to a Party hereunder shall be effective when delivered by hand or when properly deposited in the mails postage prepaid, or sent by electronic mail transmission with receipt acknowledged, or delivered to an overnight courier, in each case addressed to the Party at the address shown below or such other address as the Parties may advise in advance in writing. If to ChromaDex: ChromaDex, Inc. 10900 Wilshire Blvd., Suite 650 Los Angeles, CA 90024 Email: [***] Attn: General Counsel With Another Copy to: Nolan Heimann 16000 Ventura Blvd., Suite 1200 Encino, California 91436 Email: [***] [***] Attn: Cindy O’Leary and Mishawn Nolan If to NHSc and/or NHSc Parties: Avenue Nestle 55 1800 Vevey Switzerland Email: [***] Attn: General Counsel, Nestlé Health Science 24. Injunctive Relief.

276544406 v1 39 of 42 NHSc’s and ChromaDex’s Initials_________________ 24.1 In addition to all other remedies that ChromaDex may have hereunder, including, without limitation, a claim of money damages, NHSc acknowledges that any of the following may result in immediate and irreparable damage to ChromaDex and to the rights of any subsequent licensee: (a) any of the NHSC Parties’ failure (except as otherwise provided herein) to cease the manufacture, sale, distribution, advertising, or promotion of the Permitted Product Type and/or Approved Products covered by this Agreement or any class or category thereof at the termination or expiration of this Agreement; (b) any of the NHSc Parties’ threatened or actual unauthorized use of the rights granted hereunder, whether in whole or in part; (c) any of the NHSc Parties’ threatened or actual breach of the intellectual property and/or confidentiality provisions herein; or (d) any of the NHSc Parties’ threatened or actual breach of any other material term of this Agreement. NHSc further acknowledges and admits that there is no adequate remedy at law for such failures listed in this Section and that in the event of such threatened or actual failure, ChromaDex shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief as any court of competent jurisdiction may deem just and proper. 24.2 In addition to all other remedies that NHSc or ChromaDex may have hereunder, including, without limitation, a claim of money damages, NHSc and ChromaDex each acknowledge that its respective threatened or actual breach of the confidentiality provisions contained in Section 20 (Confidentiality and Publicity) herein may result in immediate and irreparable damage to either of NHSc or ChromaDex, as the case may be. NHSc and ChromaDex acknowledge and admit that there is no adequate remedy at law for the violations set forth in the preceding sentence and that in the event of such violation, NHSc or ChromaDex, as the case may be, shall be entitled to seek equitable relief by way of temporary and permanent injunctions and such other and further relief as any court of competent jurisdiction may deem just and proper. 25. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. 26. Guaranty. This Agreement is between ChromaDex and NHSc. For the convenience of NHSc and its Affiliates, the Affiliates have been granted certain rights hereunder. As a material inducement to ChromaDex to grant such rights to the Affiliates, NHSc hereby guarantees every obligation of each of the NHSc Parties contained in this Agreement. In the event that ChromaDex seeks to enforce any term or condition of this Agreement, including any obligations of the NHSc Parties, NHSc hereby agrees to be responsible therefore and that ChromaDex may enforce this Agreement against NHSc without any obligation of ChromaDex to first enforce this Agreement against any Affiliate. 27. Section and Other Headings; Number; Construction of Language. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The language in all parts of this Agreement is intended by the Parties to be interpreted simply, according to its fair meaning, and not strictly for or against ChromaDex or NHSc regardless of which Party drafted this Agreement. The Parties hereby agree and acknowledge that this Agreement is a document negotiated by the Parties, which are sophisticated entities and fully understand the meaning of the terms and conditions of this Agreement.

276544406 v1 40 of 42 NHSc’s and ChromaDex’s Initials_________________ 28. Attorney Representation. In the negotiation, preparation and execution of this Agreement, each Party has been represented by, or has been afforded the opportunity to consult with an attorney of such Party’s own choosing prior to the execution of this Agreement and has been advised that it is in such Party’s best interest to do so. The Parties have read this Agreement in its entirety and fully understand its terms and provisions. The Parties have executed this Agreement freely, voluntarily and without any coercion whatsoever, they accept all terms, conditions and provisions hereof. The Parties further agree that any rule or construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement or any amendments. 29. Entire Agreement. This Agreement and any documents referred to herein and any exhibits attached hereto contain and constitute the complete agreement between the Parties with respect to the subject matter hereof. All previous or contemporaneous agreements, repre- sentations, warranties, promises and conditions relating to the subject matter of this Agreement are superseded by this Agreement. In the event of any conflict between this Agreement and the exhibits attached hereto, the terms of this Agreement shall prevail. 30. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated herein. 31. Counterparts. This Agreement may be executed in counterparts, each of shall constitute an original, whether actual original or a copy, and all of which shall constitute one and the same instrument. [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY – SIGNATURE PAGE FOLLOWS]

276544406 v1 41 of 42 NHSc’s and ChromaDex’s Initials_________________ IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Supply Agreement to be executed by their duly authorized representatives. NHSc Société des Produits Nestlé ChromaDex ChromaDex, Inc. Signature:_/s/ Claudio Kuoni________ Name: Claudio Kuoni Title General Counsel Date: October 10, 2022 Signature:__/s/ Robert Fried__________ Name: Robert Fried Title: Chief Executive Officer Date: October 10, 2022

276544406 v1 42 of 42 NHSc’s and ChromaDex’s Initials_________________ Exhibit A – ChromaDex Brand Usage Guidelines [***] Exhibit B – NHSc Brands [***] Exhibit C – NRCL Specification [***] Exhibit D – Territory Exclusions/ Ingredient Combination Exclusions [***] Exhibit E – Launch Plan Notice Form [***] Exhibit F – Sample Sales Statement [***] Exhibit G – Applicable Issued Patents and Applicable Filed Patents [***] Exhibit H – Quality Standards [***]